     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2004

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                PG&E CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           CALIFORNIA                          4911                          94-3234914
(State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)         Identification Number)

                   ONE MARKET STREET, SPEAR TOWER, SUITE 2400
                            SAN FRANCISCO, CA 94105
                                 (415) 267-7000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                             ---------------------
                              BRUCE R. WORTHINGTON
                   ONE MARKET STREET, SPEAR TOWER, SUITE 2400
                            SAN FRANCISCO, CA 94105
                                 (415) 267-7000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                             ---------------------
                                    COPY TO:
                              LESLIE P. JAY, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 392-1122
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS OF          AMOUNT TO BE      MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED        PRICE PER UNIT       OFFERING PRICE    REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------
6 7/8% Senior Secured Notes due
  2008..............................   $600,000,000           $1,000            $600,000,000           $76,020
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(f)(2) of the rules and regulations under the Securities Act of 1933, as amended.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT EXCHANGE THE OUTSTANDING SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED APRIL 27, 2004

                                   PG&E LOGO

                               OFFER TO EXCHANGE
             $600,000,000 6 7/8% SENIOR SECURED NOTES DUE 2008 FOR
               $600,000,000 6 7/8% SENIOR SECURED NOTES DUE 2008
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON               , 2004, UNLESS EXTENDED.

                             ---------------------

MATERIAL TERMS OF THE EXCHANGE OFFER:

     - We are offering to exchange notes registered under the Securities Act of 1933, as amended, for a like principal amount of notes that we issued in a private placement that closed on July 2, 2003.

     - The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not contain transfer restrictions and will not have the registration rights that apply to the original notes or entitle their holders to additional interest for our failure to comply with these registration rights. The terms and conditions of the exchange offer are more fully described in this prospectus.

     - The exchange offer is subject to the conditions that it shall be permissible under applicable law and Securities and Exchange Commission policy and that there is no action or proceeding, pending or threatened, that would impair our ability to proceed with the exchange offer.

     - You may withdraw tenders of original notes at any time before the expiration of the exchange offer. We will exchange all original notes that are validly tendered and not withdrawn before the expiration of the exchange offer.

     - We will not receive any cash proceeds from the exchange offer.

     - There is no existing market for the exchange notes and we do not intend to apply for their listing on any securities exchange or any automated quotation system.

     - We believe that the exchange of original notes for exchange notes will not be a taxable event for United States federal income tax purposes.

  YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS
                                  PROSPECTUS.

 ------------------------------------------------------------------------------

     NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 ------------------------------------------------------------------------------

                Prospectus dated                          , 2004

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Special Note Regarding Forward-Looking
  Statements...........................   ii
Summary................................    1
Risk Factors...........................    9
Capitalization.........................
Ratio of Earnings to Fixed Charges.....   21
The Exchange Offer.....................   22
Description of the Notes...............   29

                                         PAGE
                                         ----
Certain United States Federal Income
  Tax Consequences.....................   72
Plan of Distribution...................   74
Legal Matters..........................   75
Experts................................   75
Available Information..................   75
Where You Can Find More Information....   75

                             ---------------------

     This prospectus incorporates business and financial information about us that is not included in or delivered with the prospectus. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell or exchange the securities offered by this prospectus in any jurisdiction where the offer, sale or exchange is not permitted.

     The information incorporated by reference into this prospectus is available without charge to holders of the original notes upon written or oral request to The Office of the Corporate Secretary, PG&E Corporation, One Market Street, Spear Tower, Suite 2400, San Francisco, California 94105, telephone number (415) 267-7070. In order to obtain timely delivery, such holders must request the information no later than five business days before the expiration date of the exchange offer.

     When used in this prospectus and unless otherwise specified, the term:

     - "NEGT" refers to our unconsolidated subsidiary National Energy & Gas Transmission, Inc., formerly known as PG&E National Energy Group, Inc.;

     -  "Utility" refers to our subsidiary Pacific Gas and Electric Company; and

     - "we," "our" and "us" refer to PG&E Corporation and its consolidated subsidiaries.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference contain various forward-looking statements. These forward-looking statements can be identified by the use of words such as "assume," "expect," "intend," "plan," "project," "believe," "estimate," "predict," "anticipate," "may," "might," "will," "should," "could," "goal," "potential" and similar expressions. We have based these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements were made. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results. These risks and uncertainties include, among other things:

WHETHER THE IMPLEMENTATION OF THE UTILITY'S PLAN OF REORGANIZATION IS DISRUPTED

     - the timing and resolution of the petitions for review that were filed in the California Court of Appeal seeking review of the March 16, 2004 and December 18, 2003 decisions of the California Public Utilities Commission, or the CPUC, approving the settlement agreement the CPUC entered into with the Utility and us on December 19, 2003, or the settlement agreement;

     - the timing and resolution of the pending appeals of the confirmation by the U.S. Bankruptcy Court for the Northern District of California, or the bankruptcy court, of the Utility's plan of reorganization that incorporates the settlement agreement, or the Utility's plan of reorganization;

OPERATING ENVIRONMENT

     - unanticipated changes in our or the Utility's operating expenses or capital expenditures;

     - the level and volatility of wholesale electricity and natural gas prices and supplies, the Utility's ability to manage and respond to the levels and volatility successfully and the extent to which the Utility is able to timely recover increased costs related to this volatility;

     - the extent to which the Utility's residual net open position (i.e., that portion of the Utility's electricity customers' demand not satisfied by electricity that the Utility generates or has under contract, or by electricity provided under the California Department of Water Resources, or DWR, power purchase contracts allocated to the Utility's customers) increases or decreases due to changes in customer and economic growth rates, the periodic expiration or termination of the Utility's or the DWR's power purchase contracts, the reallocation of the DWR's power purchase contracts among the California investor-owned electric utilities, whether various counterparties are able to meet their obligations under their power purchase contracts with the Utility or with the DWR, the retirement or other closure of the Utility's electricity generation facilities, the performance of the Utility's electricity generation facilities, the extent to which the Utility purchases or builds electricity generation facilities, and other factors;

     - weather, storms, earthquakes, fires, floods, other natural disasters, explosions, accidents, mechanical breakdowns and other events or hazards that affect demand, result in power outages, reduce generating output, or cause damage to the Utility's assets or operations or those of third parties on which the Utility relies;

     - unanticipated population growth or decline, changes in market demand, demographic patterns or general economic and financial market conditions, including unanticipated changes in interest or inflation rates, and the extent to which the Utility is able to timely recover its costs in the face of such events;

     - the operation of the Utility's Diablo Canyon power plant, which exposes it to potentially significant environmental and capital expenditure outlays, and, to the extent the Utility is unable to increase the Utility's spent fuel storage capacity by 2007 or find an alternative depository, the risk that the Utility may be required to close its Diablo Canyon power plant and purchase electricity from more expensive sources;

     -  actions of credit rating agencies;

     - significant changes in our or the Utility's relationship with our or its employees, the availability of qualified personnel and the potential adverse effects if labor disputes were to occur;

     -  acts of terrorism;

LEGISLATIVE AND REGULATORY ENVIRONMENT AND PENDING LITIGATION

     - the impact of current and future ratemaking actions of the CPUC, including the outcome of the Utility's 2003 general rate case;

     - prevailing governmental policies and legislative or regulatory actions generally, including those of the California legislature, the U.S. Congress, the CPUC, the Federal Energy Regulatory Commission, or the FERC, and the Nuclear Regulatory Commission, or the NRC, with regard to the Utility's allowed rates of return, industry and rate structure, recovery of investments and costs, acquisitions and disposals of assets and facilities, treatment of affiliate contracts and relationships, and operation and construction of facilities;

     - the extent to which the CPUC or the FERC delays or denies recovery of the Utility's costs, including electricity purchase costs, from customers due to a regulatory determination that the costs were not reasonable or prudent or for other reasons;

     - how the CPUC administers the capital structure, stand-alone dividend and capital requirements conditions of the CPUC's decisions permitting the establishment of holding companies for California investor-owned electric utilities;

     - whether the Utility is in compliance with all applicable rules, tariffs and orders relating to electricity and natural gas utility operations, and the extent to which a finding of non-compliance could result in customer refunds, penalties or other non-recoverable expenses;

     - whether the Utility is required to incur material costs or capital expenditures or curtail or cease operations at affected facilities to comply with existing and future environmental laws, regulations and policies;

     -  the outcome of pending litigation;

COMPETITION

     - increased competition as a result of the takeover by condemnation of the Utility's distribution assets, duplication of the Utility's distribution assets or service by local public utilities, self-generation by the Utility's customers and other forms of competition that may result in stranded investment capital, decreased customer growth, loss of customer load and additional barriers to cost recovery; and

     - the extent to which the Utility's distribution customers switch between purchasing electricity from the Utility and purchasing electricity from alternate energy service providers, thus becoming direct access customers, and the extent to which cities, counties and others in the Utility's service territory begin directly serving the Utility's customers or combine to form community choice aggregators.

     For additional factors that could affect the validity of our forward-looking statements, you should read the section of this prospectus titled "Risk Factors."

     You should read this prospectus and the documents that we incorporate by reference into this prospectus, the documents that we have filed as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled "Where You Can Find More Information" completely and with the understanding that our actual future results could be materially different from what we currently expect. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                    SUMMARY

     This summary may not contain all of the information that may be important to you in deciding whether to exchange your original notes for exchange notes. This summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) included and incorporated by reference in this prospectus.

                                  OUR COMPANY

     We are an energy-based holding company headquartered in San Francisco, California that conducts its business principally through the Utility, a public utility operating in northern and central California. The Utility engages primarily in the businesses of electricity and natural gas distribution, electricity generation, electricity transmission and natural gas transportation and storage.

     Our executive offices are located at One Market Street, Spear Tower, Suite 2400, San Francisco, California 94105, and our telephone number is (415) 267-7000.

THE CALIFORNIA ENERGY CRISIS AND THE UTILITY'S CHAPTER 11 PROCEEDING

     In 1998, the state of California implemented electricity industry restructuring and established a framework allowing generators and other power providers to charge market-based prices for electricity sold on the wholesale market. The implementing legislation also established a retail electricity rate freeze and a plan for recovering the Utility's generation-related costs that were expected to be uneconomic under the new market framework. State regulatory action further required the Utility to divest a majority of its fossil fuel-fired generation facilities and made it economically unattractive to retain its remaining generation facilities. The resulting sales of generation facilities in turn made the Utility more dependent on the newly deregulated wholesale electricity market.

     Beginning in May 2000, wholesale prices for electricity began to increase. Since the Utility's retail electricity rates remained frozen, the Utility financed the higher costs of wholesale electricity by issuing debt and drawing on its credit facilities. The Utility's inability to recover its electricity purchase costs from customers ultimately resulted in billions of dollars in defaulted debt and unpaid bills and caused the Utility to file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, or Chapter 11, on April 6, 2001. During its Chapter 11 proceeding, the Utility retained control of its assets and operated its business as a debtor-in-possession while subject to the jurisdiction of the bankruptcy court.

THE CPUC SETTLEMENT AGREEMENT

     On December 18, 2003, the CPUC approved the settlement agreement that provided the basis for the Utility's plan of reorganization. Two CPUC commissioners voted not to approve the settlement agreement (the "dissenting commissioners"). The settlement agreement was executed by the CPUC, the Utility and us on December 19, 2003.

     The settlement agreement contains a statement of intent that it is in the public interest to restore the Utility to financial health and to maintain and improve its financial health in the future to ensure that it is able to provide safe and reliable electricity and natural gas service to its customers at just and reasonable rates. The settlement agreement generally ensures that the Utility will have the opportunity to collect in rates reasonable costs of providing utility service. The settlement agreement provides that the Utility's authorized return on equity will be no less than 11.22% per year and, except for 2004 and 2005, the Utility's authorized equity to capitalization ratio will be no less than 52% until Moody's Investors Service, or Moody's, has issued the Utility an issuer rating of not less than A3 or Standard & Poor's, or S&P, has issued the Utility a long-term issuer credit rating of not less than A-. The settlement agreement also establishes a $2.21 billion after-tax regulatory asset (subject to certain reductions) and allows for the recognition of an approximately $800 million after-tax regulatory asset related to generation assets. The settlement agreement and related decisions by the CPUC provide that the Utility's revenue requirement will be collected regardless of sales levels and that the Utility's rates will be timely adjusted to accommodate changes in costs that it incurs.

CONFIRMATION AND IMPLEMENTATION OF THE PLAN OF REORGANIZATION

     On December 22, 2003, the bankruptcy court confirmed the plan of reorganization, fully incorporating the settlement agreement. On April 12, 2004, the Utility's plan of reorganization became effective.

     On the effective date, the Utility paid approximately $8.4 billion in cash to holders of allowed claims and deposited approximately $1.8 billion into escrow accounts for the payment of disputed claims. The Utility paid approximately $83 million in preferred stock dividends and made sinking fund payments of approximately $10 million that were in arrears. Funds for these payments came from the proceeds of the Utility's public offering of approximately $6.7 billion of first mortgage bonds, $0.3 billion under an accounts receivable financing facility, $0.8 billion funded by a term loan and reimbursement agreements, and $2.4 billion from cash on hand. In addition, approximately $814 million in debt consisting of pollution control bond-related obligations was reinstated and the Utility paid approximately $93 million in preferred stock dividends and sinking fund payments that were in arrears.

     Although the Utility's operations will no longer be subject to the oversight of the bankruptcy court, the bankruptcy court will retain jurisdiction to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of (i) the settlement agreement, (ii) the Utility's plan of reorganization, and (iii) the confirmation order. The bankruptcy court also retains jurisdiction to resolve disputed claims.

     In connection with its emergence from Chapter 11, the Utility has received an issuer credit rating of Baa3 from Moody's and BBB- from S&P.

PENDING PROCEEDINGS

     On January 20, 2004, various parties to the CPUC proceedings filed applications for rehearing of the CPUC's decision approving the settlement agreement, challenging, among other things, the CPUC's authority to execute the settlement agreement which by its terms would bind future commissions and subject the CPUC to the continuing jurisdiction of the bankruptcy court to enforce the agreement. On March 16, 2004, the CPUC denied these applications for rehearing. On April 15, 2004, two of these parties, the City and County of San Francisco and Aglet Consumer Alliance, filed petitions for review of the CPUC's decisions with the California Court of Appeal. We and the Utility believe that the issues that have been raised in the petitions will not cause the appellate court to modify or set aside the settlement agreement and that even if such action were taken, the settlement agreement should be binding on the parties as a matter of federal law since it has been embodied in a final federal bankruptcy confirmation order.

     Further, the City of Palo Alto and the dissenting commissioners appealed the bankruptcy court's confirmation order to the U.S. District Court for the Northern District of California, or the District Court. On March 30, 2004, the dissenting commissioners filed a motion in the District Court for a stay of the implementation of the confirmation order until the District Court can resolve their appeal. On April 9, 2004, District Court denied the motion, allowing the plan of reorganization to become effective on April 12, 2004, as described above.

     Under applicable federal precedent, once the plan of reorganization has been "substantially consummated," any pending appeals of the confirmation order should be dismissed. If, notwithstanding this federal precedent, the bankruptcy court's confirmation order or the settlement agreement is subsequently overturned or modified, our and the Utility's financial condition and results of operations could be materially adversely affected and our ability to make payments on our debt could be materially adversely affected.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     On July 2, 2003, we completed the private placement of $600 million in aggregate principal amount of our 6 7/8% senior secured notes due 2008, which we refer to in this prospectus as the "original notes." These original notes were not registered under the Securities Act of 1933, as amended, or the Securities Act. Therefore, the original notes are subject to significant restrictions on resale. Accordingly, when we sold these original notes, we entered into a registration rights agreement with the initial purchasers that requires us to deliver to you this prospectus and to permit you to exchange your original notes for notes which we refer to in this prospectus as the "exchange notes." The original notes and the exchange notes are collectively referred to in this prospectus as the "notes." The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes will not contain transfer restrictions and will not have the registration rights that apply to the original notes or entitle their holders to additional interest for our failure to comply with these registration rights. The exchange notes will be issued under the same indenture under which the original notes were issued and, as a holder of the exchange notes, you will be entitled to the same rights under the indenture that you had as a holder of original notes. The notes will be treated as a single series of notes under the indenture.

     Set forth below is a summary description of the terms of the exchange offer.

EXCHANGE OFFER................   We are offering to exchange up to $600 million
                                 in aggregate principal amount of exchange notes for a like aggregate principal amount of original notes. Original notes may be tendered only in denominations of $1,000.

EXPIRATION DATE...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2004, unless
                                 we extend it. We do not currently intend to extend the exchange offer.

TREATMENT OF ACCRUED
INTEREST......................   Any interest that has accrued on the original
                                 notes before their acceptance or exchange in this exchange offer will be included in the interest paid on the exchange notes on the first interest payment date after the conclusion of the exchange offer.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to the conditions
                                 that:

                                 - it shall be permissible under applicable law
                                   and Securities and Exchange Commission, or SEC, policy; and

                                 - there is no action or proceeding, pending or
                                   threatened, that would impair our ability to proceed with the exchange offer.

PROCEDURE FOR EXCHANGING
ORIGINAL NOTES................   If the original notes you wish to exchange are
                                 in book-entry form and registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact the registered holder and instruct it to promptly tender your original notes for exchange on your behalf. You must comply with procedures of The
                                 Depository Trust Company, or DTC, for tender and delivery of book-entry securities in order to validly tender your original notes for exchange.

                                 If the original notes you wish to exchange are registered in your name, you must complete, sign and date the letter of transmittal and mail or otherwise deliver it, together with any other required documentation, to J. P. Morgan Trust Company, National Association, as exchange agent, at the address specified under the heading "The Exchange Offer--Exchange Agent."

                                 Questions regarding the exchange of original notes or the exchange offer generally should be directed to the exchange agent at one of its addresses specified under the heading "The Exchange Offer--Exchange Agent."

GUARANTEED DELIVERY
PROCEDURES....................   If you wish to exchange your original notes and
                                 you cannot get the required documents to the
                                 exchange agent by           , 2004 or you
                                 cannot tender and deliver your original notes in accordance with DTC's procedures by
                                           , 2004, you may tender your original
                                 notes according to the guaranteed delivery procedures described under the heading "The
                                 Exchange Offer--Guaranteed Delivery
                                 Procedures."

WITHDRAWAL RIGHTS.............   You may withdraw the tender of your original
                                 notes at any time before 5:00 p.m., New York
                                 City time, on           , 2004.

ACCEPTANCE OF ORIGINAL NOTES
AND DELIVERY OF EXCHANGE
NOTES.........................   We will accept for exchange any and all
                                 original notes that are properly tendered in
                                 the exchange offer before 5:00 p.m., New York
                                 City time, on           , 2004, as long as all
                                 of the terms and conditions of the exchange offer are met. We will deliver the exchange notes promptly following the expiration date.

RESALE OF EXCHANGE NOTES......   Based on interpretations by the staff of the
                                 SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the
                                 Securities Act if you are:

                                 - acquiring the exchange notes in the ordinary
                                   course of your business and do not hold any original notes to be exchanged in the exchange offer that were acquired other than in the ordinary course of business;

                                 - not a broker-dealer tendering original notes
                                   acquired directly from us;

                                 - not participating, do not intend to
                                   participate and have no arrangements or
                                   understandings with any person to participate in the exchange offer for the purpose of "distributing" (within the meaning of the Securities Act) the exchange notes; and

                                 - not our "affiliate," within the meaning of
                                   Rule 405 under the Securities Act.

                                 Each broker or dealer that receives exchange notes in exchange for original notes that were acquired for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. Furthermore, any broker-dealer that acquired any of its original notes directly from us must be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

CONSEQUENCES OF FAILURE TO
EXCHANGE......................   If you do not exchange your original notes for
                                 exchange notes, you will not be able to offer, sell or otherwise transfer the original notes except:

                                 - in compliance with the registration
                                   requirements of the Securities Act and any other applicable securities laws;

                                 - under an exemption from the securities laws;
                                   or

                                 - in a transaction not subject to the
                                   securities laws.

                                 Original notes that remain outstanding after completion of the exchange offer will continue to bear a legend reflecting these restrictions on transfer. In addition, upon completion of the exchange offer, you will not be entitled to any rights to have the resale of original notes registered under the Securities Act (subject to limited exceptions applicable only to certain qualified institutional buyers). Unless otherwise required to do so by the terms of the registration rights agreement, we do not intend to register under the Securities Act the resale of any original notes that remain outstanding after completion of the exchange offer.

CERTAIN TAX CONSIDERATIONS....   We believe that the exchange of original notes
                                 for exchange notes will not be a taxable event for United States federal income tax purposes.

EXCHANGE AGENT................   J. P. Morgan Trust Company, National
                                 Association is serving as exchange agent for the exchange offer.

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

     The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

     The terms of the exchange notes we are issuing in the exchange offer and the terms of the original notes are identical in all material respects, except that the exchange notes will:

     - be registered under the Securities Act;

     - not contain transfer restrictions; and

     - not have the registration rights that apply to the original notes or entitle their holders to additional interest for our failure to comply with these registration rights.

     A brief description of the material terms of the exchange notes is set forth below:

SECURITIES OFFERED............   $600,000,000 aggregate principal amount of
                                 6 7/8% Senior Secured Notes due July 15, 2008.

MATURITY......................   July 15, 2008.

INTEREST PAYMENT DATES........   January 15 and July 15 of each year, beginning
                                 July 15, 2004. The first payment date on the original notes was January 15, 2004. Any interest that has accrued on the original notes before their acceptance or exchange in this exchange offer will be included in the interest paid on the exchange notes on the first interest payment date after the conclusion of the exchange offer.

INTEREST RATE.................   6 7/8% per year.

MANDATORY OFFER TO
REPURCHASE....................   If PG&E Corporation experiences a change of
                                 control, a reorganization event or a spin-off
                                 (in each case, as defined in "Description of the Notes"), it must offer to repurchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See
                                 "Description of the Notes--Repurchase at the Option of Holders--Change of Control, Spin-Off or Reorganization Event."

SECURITY......................   The exchange notes will be secured by a first
                                 priority pledge of approximately 94% of the common stock of the Utility. The rights of the holders with respect to 65% of such shares will be limited. See "Description of the Notes--The
                                 Pledge Agreements."

RANKING.......................   The exchange notes will be secured obligations
                                 of PG&E Corporation and will be senior to all PG&E Corporation's current and future unsecured indebtedness. The exchange notes will be secured only by the Utility's common stock and will not be secured by any other assets of PG&E
                                 Corporation. PG&E Corporation is a holding company with all of its operations conducted through the Utility. Thus as a practical matter, the exchange notes will be effectively junior to all obligations, including trade payables and other unsecured debts, of the Utility. As of April 12,

                                 2004, after the consummation of the
                                 transactions completed in connection with the effective date of the Utility's plan of reorganization, the exchange notes:

                                 - ranked senior to $280 million of our
                                   convertible subordinated debt; and

                                 - were effectively junior to all obligations
                                   owed by the Utility, which included
                                   approximately $9.8 billion of financial debt
                                   (including rate reduction bonds and
                                   borrowings under an accounts receivable
                                   financing facility).

                                 The exchange notes will not be guaranteed by the Utility. In addition, under the indenture, there are no restrictions on the ability of the Utility to incur additional debt. The exchange notes also will be effectively subordinated to all additional indebtedness incurred by the Utility.

SINKING FUND..................   None.

OPTIONAL REDEMPTION...........   We may redeem the notes in whole or in part at
                                 any time on or after July 15, 2006 at the redemption prices described under "Description of the Notes--Optional Redemption." In addition, we may redeem some or all of the notes at any time prior to July 15, 2006 at a make-whole premium plus accrued and unpaid interest, if any, to the redemption date. Prior to July 15, 2006, we may also redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 106.875% with the net cash proceeds of certain public equity offerings.

COVENANTS OF THE INDENTURE....   We will issue the exchange notes under an
                                 indenture between us and J. P. Morgan Trust
                                 Company, National Association, as successor trustee. The indenture contains covenants that restrict our ability to:

                                 - borrow money;

                                 - pay dividends on or purchase our stock or our
                                   restricted subsidiaries' stock;

                                 - make investments;

                                 - use assets as security in other transactions;

                                 - sell certain assets or merge with or into
                                   other companies; and

                                 - enter into transactions with affiliates.

                                 On the date the exchange notes are issued, our principal subsidiary, the Utility, will be an unrestricted subsidiary. In addition, under the circumstances described under "Description of the Notes--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our current and future subsidiaries as unrestricted subsidiaries. Our unrestricted subsidiaries will not be subject to the restrictive covenants described above. On the date the exchange notes are issued, there will be no restrictions on the ability of our unrestricted subsidiaries to incur debt, all of which would be effectively senior to the exchange notes.

                                 In the event that the notes are assigned a rating of Baa3 or better by Moody's, and BBB-or better by S&P and no default has occurred and is continuing, certain covenants in the indenture will be terminated. In the event that the notes are no longer assigned a rating of Baa3 or better by Moody's or BBB- or better by S&P after these certain covenants have been terminated, such covenants will not be restored. For more details, see "Description of the Notes--Covenant Termination."

ABSENCE OF A PUBLIC MARKET FOR
THE NOTES.....................   The exchange notes will be a new issue of
                                 securities. We cannot assure you that an active or liquid market will develop for the exchange notes. See "Plan of Distribution."

LISTING.......................   We do not intend to list the exchange notes on
                                 any securities exchange or automated quotation system.

                                  RISK FACTORS

     You should carefully consider the risks described below as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described below are generally applicable to the original notes as well as the exchange notes. The risks and uncertainties described below are not the only ones we may face. The following risks, together with additional risks and uncertainties not currently known to us or that we may currently deem immaterial, could impair our financial condition and results of operations and ultimately affect our ability to make payments on the original notes as well as the exchange notes.

RISKS RELATED TO THE NOTES

     AS A HOLDING COMPANY, WE ARE SUBSTANTIALLY DEPENDENT ON THE UTILITY, OUR REGULATED SUBSIDIARY, TO FUND OUR CASH NEEDS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL. REGULATORY CONSTRAINTS COULD LIMIT THE UTILITY'S ABILITY TO DISTRIBUTE CASH TO US.

     We are a holding company with no direct operations and no material assets other than our own cash and the equity of the Utility and we are substantially dependent upon the earnings and cash flows of the Utility to meet our obligations. Since we do not expect to receive any future distributions from NEGT, our principal sources of cash will be dividends from, and stock repurchases by, the Utility, reimbursements from the Utility for administrative and other services we provide to it and proceeds from the purchase of our common stock by participants in our stock option and retirement plans. While in Chapter 11, the Utility was prohibited from paying any common stock dividends, and therefore the Utility did not make any distributions on its common stock in 2003, 2002 or 2001.

     The Utility expects to achieve the target capital structure provided in the settlement agreement by the second half of 2005. While we expect that once the Utility reaches its target capital structure, it will commence distributions to us, we can provide no assurance as to if or when this will occur or the amount of any distribution that may be made. Further, the covenants governing the Utility's debt restrict the Utility's ability to distribute cash to us.

     Also, in connection with our becoming a holding company of the Utility, the CPUC imposed certain conditions relating to the financial integrity of the Utility, including that:

     - the Utility maintain a balanced capital structure consistent with CPUC determinations;

     - the dividend policy of the Utility be established by the Utility's board of directors as though the Utility were a comparable stand-alone utility company;

     - the Utility not guarantee our or our other subsidiaries' notes, debentures, debt obligations or other securities without prior written consent from the CPUC; and

     - the capital requirements of the Utility, as determined to be necessary and prudent to meet its obligation to serve or to operate the Utility in a prudent and efficient manner, be given first priority by both our and the Utility's boards of directors.

These conditions could further limit the flexibility of the Utility to declare or pay a dividend or require us to contribute equity capital to the Utility.

     Any one or more of the above factors could cause the Utility to decrease or cease distributions to us if earnings or cash flows decrease, in order to preserve the Utility's ability to fund its operations and service its substantial indebtedness. If regulatory constraints require us to contribute capital to the Utility or limit the Utility's ability to make distributions to us, our ability to satisfy our obligations to the noteholders could be adversely affected.

     THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL INDEBTEDNESS OF THE UTILITY.

     The notes will not be guaranteed by the Utility. Holders of notes will not have any claim as a creditor against the Utility, and the indebtedness and all other liabilities, including trade payables, whether secured or unsecured, of the Utility will be effectively senior to the claims of noteholders. In addition, under the indenture, there are no restrictions on the ability of the Utility to incur additional debt. The notes also will be effectively subordinated to all additional indebtedness incurred by the Utility. In the event of a future bankruptcy, liquidation, reorganization or other winding up of the Utility, holders of its indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the Utility before any assets are made available for distribution to us. The occurrence of such events could adversely affect our ability to satisfy our obligations to the noteholders.

     TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR SUBSTANTIAL INDEBTEDNESS AND THE SUBSTANTIAL INDEBTEDNESS OF THE UTILITY COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We and the Utility have a significant amount of debt. As of April 12, 2004, we had approximately $880 million of debt outstanding, including the notes, on a stand-alone basis. As of April 12, 2004, after the consummation of the transactions completed in connection with the effective date of the Utility's plan of reorganization, the Utility, together with its consolidated subsidiaries, had approximately $9.8 billion of financial debt, including rate reduction bonds and $350 million in borrowings under an accounts receivable financing facility. The Utility, together with its consolidated subsidiaries, has established working capital facilities upon which they may draw up to approximately $1.5 billion, of which only the $350 million included above was drawn down in cash and $206 million in letters of credit was utilized on the effective date. In addition, the Utility has a credit facility that provides for the issuance of up to $620 million in letters of credit, all of which was utilized on the effective date. Also, substantially all of the Utility's pre-effective date cash balance was used on the effective date to pay or provide for the payment of claims in connection with its plan of reorganization.

     This substantial indebtedness could have important consequences to holders of the notes. For example, it could:

     - make it difficult for us to satisfy our obligations with respect to the notes;

     - increase our or the Utility's vulnerability to general adverse economic and industry conditions;

     - increase our or the Utility's vulnerability to interest rate increases for the portion of any of our or the Utility's variable rate debt;

     - require us or the Utility to dedicate a substantial portion of our cash flow from operations to payments on our or the Utility's indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions, development efforts and other general corporate purposes and, with respect to the Utility, cash distributions to us;

     - limit our or the Utility's flexibility in planning for, or reacting to, changes in our or the Utility's businesses; and

     - limit, along with the financial and other restrictive covenants in the documents governing our and the Utility's indebtedness, among other things, our and the Utility's ability to borrow additional funds.

     We or the Utility may need to refinance all or a portion of our or the Utility's indebtedness, including the notes and the Utility's first mortgage bonds and credit facilities, on or before maturity. If a refinancing need arises and either we or the Utility are unable to refinance or extend outstanding borrowings on commercially reasonable terms or at all, we or the Utility may have to:

     - reduce or delay capital expenditures planned for replacements, improvements and expansions;

     -  sell assets;

     -  restructure debt; and/or

     -  obtain additional debt or equity financing.

We cannot assure you that we or the Utility could effect or implement any of these alternatives on satisfactory terms, if at all. If the Utility's cash flows from operations are insufficient to service the Utility's substantial indebtedness and fund distributions to us in amounts sufficient to service our substantial indebtedness, our ability to satisfy our obligations to the noteholders would be adversely affected.

     THE COLLATERAL SECURING THE NOTES MAY BE DILUTED UNDER CERTAIN CIRCUMSTANCES. IN ADDITION, THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO CERTAIN OF OUR OBLIGATIONS TO THE EXTENT THESE OBLIGATIONS ARE SECURED BY COLLATERAL THAT DOES NOT SECURE THE NOTES.

     Under the indenture, the collateral that secures the notes is also allowed to secure a substantial amount of certain types of other indebtedness specified in the indenture on an equal and ratable basis. In addition, after the notes are rated Baa3 or better by Moody's and BBB- or better by S&P, additional indebtedness in an amount of up to 15% of our consolidated tangible assets could be secured by the collateral securing the exchange notes. Noteholders' rights to the collateral could be substantially diluted by any increase in the indebtedness secured by this collateral.

     In addition to the collateral securing the notes, the indenture permits certain of our obligations to be secured by any of our property or assets that does not secure the notes. See "Description of the Notes--Certain Covenants--Liens." As a result, to the extent any collateral secures obligations but does not also secure the notes, the notes will be effectively subordinated to these obligations with respect to such collateral. In the event of our bankruptcy, liquidation or reorganization, those assets that do not secure the notes will not be available to pay our obligations on the notes unless and until the obligations that are secured by such collateral are paid in full. Lenders whose obligations are secured by collateral that does not secure the notes may recover a greater percentage of the amounts owed to them than holders of the notes.

     THE PLEDGE OF THE UTILITY'S COMMON STOCK TO SECURE THE NOTES COULD BE DECLARED VOID AND, IF THIS HAPPENS, THE VALUE AND LIQUIDITY OF THE NOTES COULD BE ADVERSELY AFFECTED AND THE RISK THAT HOLDERS OF NOTES MIGHT NOT FULLY RECOVER THE AMOUNTS OWED UNDER THE NOTES WOULD BE INCREASED.

     The notes will be secured by a pledge of approximately 94% of the Utility's outstanding common stock. With respect to 35% of the shares pledged, the collateral agent under the indenture governing the notes has the customary rights of a pledgee of common stock, including the right to foreclose on the shares. However, with respect to the remaining 65% of the shares pledged, the collateral agent under the indenture governing the notes does not have the right to foreclose on the shares, vote the shares, direct or restrict in any way the voting of the shares by us, compel any disposition of such shares or prevent any disposition of the shares in a commercially reasonable transaction. Although we have not sought approval of the CPUC for the pledge of the Utility common stock, we have received an opinion of counsel that no such approval or other action of the CPUC was required in making the pledge. This opinion of counsel, however, is not binding on the CPUC and is not a guarantee of what a particular court would hold. Rather, the opinion of counsel only represents counsel's reasoned judgment as to what decision a court should reach if the issues were properly presented to and considered by the court following applicable legal principles.

     Counsel's opinion points out that in at least one recent decision the CPUC did exercise jurisdiction over a pledge of 100% of the common stock of a public utility by its non-utility parent. The facts of that case were unusual and, unlike the current transaction, involved the pledge of 100% of that public utility's common stock with full rights of foreclosure with respect to all of those shares and a request for CPUC approval by both the utility and its non-utility parent.

     Moreover, we believe the CPUC's assertion of jurisdiction in that recent decision is at odds with its own prior decisions and the express terms of the relevant statute. Nevertheless, it is possible that the CPUC also could seek to assert its jurisdiction over the pledge of the Utility's common stock. If it were to do so, and if its action were ultimately upheld by the courts, the pledge could be declared void and set aside. This could adversely affect the value and the liquidity of the notes and increase the risk that holders of the notes might not fully recover the amounts owed under the notes. In addition, if the pledge is declared void, this would result in an event of default under the indenture.

     Even with a valid pledge of the Utility's common stock, foreclosure by the collateral agent under the indenture governing the notes may be subject to applicable regulatory requirements, including approval by the CPUC if it were determined that the foreclosure or the sale of the 35% of the pledged Utility common stock would constitute a transfer of control of the Utility. California law gives the CPUC broad discretion to define "control" for these purposes and, although we believe that the transaction is structured to minimize the risk that a subsequent foreclosure and sale would constitute such a transfer of control, such a determination would depend upon the facts and circumstances existing at the time. Accordingly, the collateral agent's ability to foreclose on and dispose of the Utility common stock may be restricted or delayed by applicable regulatory requirements. Any such restriction or delay could adversely affect the value and the liquidity of the notes and increase the risk that holders of the notes might not fully recover the amounts owed under the notes.

     In addition, any foreclosure that results in a holder of the notes becoming the beneficial owner of 10% or more of the outstanding voting securities of the Utility could require the holder and its upstream parents to register as a holding company under the Public Utility Holding Company Act of 1935, as amended, or PUHCA, unless an exemption is available. Registration would subject the holder, as well as us, the Utility and our other subsidiaries, to a comprehensive regulatory scheme pursuant to which the SEC regulates the structure, financings, lines of business and internal transactions of public utility holding companies.

     THE TERMS OF OUR INDEBTEDNESS COULD RESTRICT OUR FLEXIBILITY AND LIMIT OUR ABILITY TO SATISFY OBLIGATIONS UNDER THE NOTES.

     We are subject to financial covenants and other restrictions contained in the indenture evidencing our senior subordinated convertible notes and the indenture governing the notes. These covenants, as well as covenants that may be contained in agreements governing our future indebtedness, could limit our operational flexibility and restrict our ability to borrow additional funds to finance operations and to make principal and interest payments on the notes. Additionally, failure to comply with these financial covenants and other restrictions could result in an event of default under the terms of this indebtedness or future indebtedness which, if not cured or waived, could result in this indebtedness becoming due and payable. The effect of these covenants, or our failure to comply with them, could have a material adverse effect on our business, financial condition and results of operations and our ability to satisfy obligations under the notes.

     OUR ABILITY TO REPURCHASE NOTES WITH CASH UPON CERTAIN CHANGE OF CONTROL, SPIN-OFF OR REORGANIZATION TRANSACTIONS MAY BE LIMITED.

     In specific circumstances involving certain change of control, spin-off or reorganization transactions, holders of notes will have the right to require us to repurchase some or all of their notes. There can be no assurance that we will have sufficient financial resources at such time or would be able to arrange financing to pay the repurchase price of the notes in cash. Our ability to repurchase the notes in such event may be limited by law, by regulation or administrative rule, by our indentures, by the terms of other agreements relating to any senior indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time. We may be required to refinance our indebtedness in order to make such payments. We may not have the financial ability to repurchase the notes in cash if payment for our other indebtedness is accelerated.

     DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND THE UTILITY MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE CERTAIN RISKS DESCRIBED IN THESE RISK FACTORS.

     We may be able to incur substantial additional debt in the future, including debt secured by the collateral that secures the notes and debt secured by collateral that does not secure the notes. In addition, the Utility is permitted to borrow without any restrictions under the indenture. Adding new debt to current debt levels could make it difficult for us to satisfy our obligations with respect to the notes.

     IF THE NOTES RECEIVE AN INVESTMENT GRADE RATING, WE WILL NO LONGER BE SUBJECT TO MOST OF THE COVENANTS IN THE INDENTURE.

     If at any time the notes receive an investment grade rating from Moody's and S&P, subject to certain additional conditions, we and our restricted subsidiaries will no longer be subject to most of the covenants set forth in the indenture. In the event of termination, the covenants will not be restored, even if the exchange notes are later rated below investment grade by either or both of these rating agencies. See "Description of the Notes--Covenant Termination."

     THE MARKET PRICE FOR THE EXCHANGE NOTES MAY BE VOLATILE.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the exchange notes.

     THE EXCHANGE NOTES HAVE NO PRIOR PUBLIC MARKET AND WE CANNOT ASSURE YOU THAT ANY PUBLIC MARKET WILL DEVELOP OR BE SUSTAINED AFTER THE OFFERING.

     Although the exchange notes generally may be resold or otherwise transferred by holders who are not our affiliates without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities without an established trading market. Although the initial purchasers of the original notes may make a market in the exchange notes, they are under no obligation to do so and therefore there can be no assurance that such a market will develop or, if it does develop, that it will continue. If an active public market does not develop, the market price and liquidity of the exchange notes may be adversely affected. Furthermore, we do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

     Even if a market for the exchange notes does develop, you may not be able to resell the exchange notes for an extended period of time, if at all. In addition, future trading prices for the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition and the market for similar securities. As a result, you may not be able to liquidate your investment quickly or to liquidate it at an attractive price.

     YOU MAY HAVE DIFFICULTY SELLING THE ORIGINAL NOTES WHICH YOU DO NOT
EXCHANGE.

     If you do not exchange your original notes for the exchange notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your original notes. Those transfer restrictions are described in the indenture and in the legend contained on the original notes, and arose because we issued the original notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act. In general, you may offer or sell your original notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. If you do not exchange your original notes in the exchange offer, you will no longer be entitled to have those notes registered under the Securities Act except under limited circumstances described in the registration rights agreement.

     In addition, if a large number of original notes are exchanged for exchange notes issued in the exchange offer, the principal amount of original notes that will be outstanding will decrease. This will reduce the liquidity of the market for the original notes, making it more difficult for you to sell your original notes.

     BROKER-DEALERS OR NOTEHOLDERS MAY BECOME SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

     Any broker-dealer that:

     - exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes; or

     - tenders original notes in the exchange offer that were acquired directly from us;

may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities may be deemed an "underwriter" within the meaning of the Securities Act. Any such holder will be required to acknowledge that it will deliver this prospectus in connection with any resale of these exchange notes.

     In addition to broker-dealers, any noteholder that exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, or who does not acquire the exchange notes in the ordinary course of its business or who holds any original notes to be exchanged in the exchange offer that were acquired other than in the ordinary course of business, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

RISKS RELATED TO PG&E CORPORATION

     WE COULD BE REQUIRED TO CONTRIBUTE CAPITAL TO THE UTILITY OR BE DENIED DISTRIBUTIONS FROM THE UTILITY TO THE EXTENT REQUIRED BY THE CPUC'S DETERMINATION OF THE UTILITY'S FINANCIAL CONDITION.

     In approving our formation as the holding company of the Utility, the CPUC imposed certain conditions, including an obligation by our Board of Directors to give "first priority" to the capital requirements of the Utility, as determined to be necessary and prudent to meet the Utility's obligation to serve and to operate in a prudent and efficient manner. The CPUC later issued decisions in which it adopted an expansive interpretation of our obligations under this condition. We and the holding companies of the other major California investor-owned electric utilities have appealed these decisions and those appeals are currently pending.

     Pursuant to the terms of the settlement agreement, the CPUC is required to terminate its investigation of whether our or the Utility's past actions during the energy crisis violated this condition or other holding company conditions. Nevertheless, as now interpreted by the CPUC, whenever the Utility's financial health is impaired in the future, we could be required to infuse the Utility with all types of capital necessary to fulfill its obligation to serve or to operate in a prudent and efficient manner. These obligations, if ultimately upheld by the courts, could materially restrict our ability to meet our other obligations, including payments on the notes.

     In addition, there is pending California legislation which, if adopted, would expressly empower the CPUC to require us to infuse capital into the Utility of "any type and quantity" deemed necessary by the CPUC. This and other currently pending legislation, if adopted, would increase the CPUC's control over us as a holding company of the Utility.

     ADVERSE RESOLUTION OF PENDING LITIGATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATION.

     We are involved in lawsuits filed by the California Attorney General, the City and County of San Francisco and a private plaintiff against us alleging unfair or fraudulent business acts or practices based on alleged violations of conditions established in the CPUC's holding company decisions caused by our failure to provide adequate financial support to the Utility during the California energy crisis. These lawsuits seek significant damages, penalties or equitable relief. On October 8, 2003, the District Court held that the claims for damages are property of the Utility's bankruptcy estate, thus removing the damages claims from the lawsuits. The Attorney General and the City and County of San Francisco have appealed that decision to the U.S. Court of Appeals for the Ninth Circuit, or the Ninth Circuit, where it is currently pending. We filed motions to dismiss the appeals on the ground that the Ninth Circuit lacked jurisdiction to hear them under certain provisions of the U.S. Bankruptcy Code. The Ninth Circuit denied our motions in March 2004 and consolidated the two appeals.

     We believe that the plaintiffs' allegations are without merit. However, there can be no assurance that we will prevail in these lawsuits.

RISKS RELATED TO THE UTILITY

     IF EITHER OR BOTH OF THE CPUC'S APPROVAL OF THE SETTLEMENT AGREEMENT AND THE BANKRUPTCY COURT'S CONFIRMATION OF THE UTILITY'S PLAN OF REORGANIZATION ARE OVERTURNED OR MODIFIED ON APPEAL, OUR AND THE UTILITY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED.

     On December 18, 2003, the CPUC approved the settlement agreement and, on December 22, 2003, the bankruptcy court confirmed the Utility's plan of reorganization, which fully incorporates the settlement agreement as a material and integral part of the plan. On March 16, 2004, the CPUC denied applications for rehearing of the CPUC's decision approving the settlement agreement. On April 15, 2004, two of these parties, the City and County of San Francisco and Aglet Consumer Alliance, filed petitions for review of the CPUC's decisions with the California Court of Appeal. Further, the dissenting commissioners and a municipality have filed appeals of the bankruptcy court's confirmation order in the District Court. On April 9, 2004, the District Court denied the motion filed by the dissenting commissioners to stay the confirmation order.

     On April 12, 2004, the Utility's plan of reorganization became effective, notwithstanding pending appeals and further rights of appeal. If the bankruptcy court's confirmation of the Utility's plan of reorganization or the settlement agreement is overturned or modified on appeal, our and the Utility's financial condition and results of operations, and the Utility's ability to pay dividends or otherwise make distributions to us, could be materially adversely affected. This in turn could materially adversely affect our ability to make payments on the notes.

     OUR AND THE UTILITY'S FINANCIAL VIABILITY DEPENDS UPON THE UTILITY'S ABILITY TO RECOVER ITS COSTS IN A TIMELY MANNER FROM THE UTILITY'S CUSTOMERS THROUGH REGULATED RATES AND OTHERWISE EXECUTE ITS BUSINESS STRATEGY.

     The Utility is a regulated entity subject to CPUC jurisdiction in almost all aspects of its business, including the rates, terms and conditions of its services, procurement of electricity and natural gas for its customers, issuance of securities, dispositions of utility assets and facilities and aspects of the siting and operation of its electricity and natural gas distribution systems. Executing the Utility's business strategy depends on periodic CPUC approvals of these and related matters. The Utility's ongoing financial viability depends on its ability to recover from its customers in a timely manner the Utility's costs, including the costs of electricity and natural gas purchased by it for its customers, in the Utility's CPUC-approved rates and its ability to pass through to its customers in rates the Utility's FERC-authorized revenue requirements. During the California energy crisis, the high price the Utility had to pay for electricity on the wholesale market, coupled with its inability to fully recover its costs in retail rates, caused the Utility's costs to significantly exceed its revenues and ultimately caused the Utility to file a petition under Chapter 11. Even though the settlement agreement and current regulatory mechanisms contemplate that the CPUC will give the Utility the opportunity to recover its reasonable and prudent future costs in its rates, there can be no assurance that the CPUC will find that all of the Utility's costs are reasonable and prudent or will not otherwise take or fail to take actions to the Utility's detriment. In addition, there can be no assurance that the bankruptcy court or other courts will implement and enforce the terms of the settlement agreement and the Utility's plan of reorganization in a manner that would produce the economic results that we and the Utility intend or anticipate. Further, there can be no assurance that FERC-authorized tariffs will be adequate to cover the related costs. If the Utility is unable to recover any material amount of its costs through its rates in a timely manner, our and the Utility's financial condition and results of operations would be materially adversely affected.

     THE UTILITY MAY BE UNABLE TO PURCHASE ELECTRICITY IN THE WHOLESALE MARKET OR TO INCREASE ITS GENERATING CAPACITY IN A MANNER THAT THE CPUC WILL FIND REASONABLE OR IN AMOUNTS SUFFICIENT TO SATISFY THE UTILITY'S RESIDUAL NET OPEN POSITION.

     The Utility's residual net open position is expected to grow over time for a number of reasons, including:

     - periodic expirations of the Utility's existing electricity purchase contracts;

     - periodic expirations or other terminations of the DWR allocated contracts;

     - increases in the Utility's customers' electricity demands due to customer and economic growth or other factors; and

     - retirement or closure of the Utility's electricity generation facilities.

     In addition, unexpected outages at the Utility's Diablo Canyon power plant or any of its other significant generation facilities, or a failure to perform by any of the counterparties to the Utility's electricity purchase contracts or the DWR allocated contracts, would immediately increase the Utility's residual net open position.

     In January 2004, the CPUC adopted an interim decision that would require the California investor-owned electric utilities to achieve, no later than January 1, 2008, an electricity reserve margin of 15-17% in excess of peak capacity electricity requirements and have a diverse portfolio of electricity sources. These requirements may increase the Utility's residual net open position. Specific procedures contained in the decision relating to development and execution of the Utility's procurement plans also may cause its cost of electricity to increase. The CPUC also continued its target of a 5% limitation on the reliance by the California investor-owned electric utilities on the spot market to meet their energy needs.

     As existing electricity purchase contracts expire, sources of electricity otherwise become unavailable or demand increases, the Utility will purchase electricity in the wholesale market. These purchases will be made under contracts priced at the time of execution or, if made in the spot market, at the then-current market price of wholesale electricity. There can be no assurance that sufficient replacement electricity will be available at prices and on terms that the CPUC will find reasonable, or at all. The Utility's financial condition and results of operations would be materially adversely affected if it is unable to purchase electricity in the wholesale market at prices or on terms the CPUC finds reasonable or in quantities sufficient to satisfy the Utility's residual net open position.

     Alternatively, the CPUC may require the Utility, or the Utility may elect, to satisfy all or a part of its residual net open position by developing or acquiring additional generation facilities. This could result in significant additional capital expenditures or other costs and may require the Utility to issue additional debt, which it may not be able to issue on reasonable terms, or at all. In addition, if the Utility is not able to recover a material part of the cost of developing or acquiring additional generation facilities in the Utility's rates in a timely manner, our and the Utility's financial condition and results of operations would be materially adversely affected.

     THE UTILITY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED IF IT IS UNABLE TO SUCCESSFULLY MANAGE THE RISKS INHERENT IN OPERATING THE UTILITY'S FACILITIES.

     The Utility owns and operates extensive electricity and natural gas facilities that are interconnected to the U.S. western electricity grid and numerous interstate and continental natural gas pipelines. The operation of the Utility's facilities and the facilities of third parties on which it relies involves numerous risks, including:

     - operating limitations that may be imposed by environmental or other regulatory requirements;

     - imposition of operational performance standards by agencies with regulatory oversight of the Utility's facilities;

     - environmental and personal injury liabilities;

     - fuel interruptions;

     - blackouts;

     - labor disputes;

     - weather, storms, earthquakes, fires, floods or other natural disasters;
       and

     - explosions, accidents, mechanical breakdowns and other events or hazards that affect demand, result in power outages, reduce generating output or cause damage to the Utility's assets or operations or those of third parties on which it relies.

The occurrence of any of these events could result in lower revenues or increased expenses, or both, that may not be fully recovered through insurance, rates or other means in a timely manner, or at all.

     ELECTRICITY AND NATURAL GAS MARKETS ARE HIGHLY VOLATILE AND INSUFFICIENT REGULATORY RESPONSIVENESS TO THAT VOLATILITY COULD CAUSE EVENTS SIMILAR TO THOSE THAT LED TO THE FILING OF THE UTILITY'S CHAPTER 11 PETITION TO OCCUR.

     In the recent past, the commodity markets for electricity and natural gas have been highly volatile and subject to substantial price fluctuations. A variety of factors may contribute to commodity market volatility, including:

     - weather;

     - supply and demand;

     - the availability of competitively priced alternative energy sources;

     - the level of production of natural gas;

     - the price of other fuels that are used to produce electricity, including crude oil and coal;

     - the transparency, efficiency, integrity and liquidity of regional energy markets affecting California;

     - electricity transmission or natural gas transportation capacity constraints;

     - federal, state and local energy and environmental regulation and legislation; and

     - natural disasters, war, terrorism and other catastrophic events.

     These factors are largely outside the Utility's control. If wholesale electricity or natural gas prices increase significantly, public pressure or other regulatory or governmental influences or other factors could constrain the willingness or ability of the CPUC to authorize timely recovery of the Utility's costs. Moreover, the volatility of commodity markets could cause the Utility to apply more frequently to the CPUC for authority to timely recover its costs in rates. If the Utility is unable to recover any material amount of its costs in its rates in a timely manner, our and the Utility's financial condition and results of operations would be materially adversely affected.

     THE UTILITY'S OPERATIONS ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL LAWS, AND CHANGES IN, OR LIABILITIES UNDER, THESE LAWS COULD ADVERSELY AFFECT ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The Utility's operations are subject to extensive federal, state and local environmental laws. Complying with these environmental laws has in the past required significant expenditures for environmental compliance, monitoring and pollution control equipment, as well as for related fees and permits. Moreover, compliance in the future may require significant expenditures relating to electric and magnetic fields, or EMFs. The Utility also is subject to significant liabilities related to the investigation and remediation of environmental contamination at the Utility's current and former facilities, as well as at third-party owned sites. Due to the potential for imposition of stricter standards and greater regulation in the future and the possibility that other potentially responsible parties may not be financially able to contribute to cleanup costs, conditions may change or additional contamination may be discovered, the Utility's environmental compliance and remediation costs could increase, and the timing of its capital expenditures in the future may accelerate. If the Utility is unable to recover the costs of complying with environmental laws in its rates in a timely manner, the Utility's financial condition and results of operations could be materially adversely affected. In addition, in the event the Utility must pay materially more than the amount that its currently has reserved on its balance sheet to satisfy its environmental remediation obligations and the Utility is unable to recover these costs from insurance or through rates in a timely manner, our and the Utility's financial condition and results of operations would be materially adversely affected.

     THE UTILITY FACES THE RISK OF UNRECOVERABLE COSTS IF ITS CUSTOMERS OBTAIN DISTRIBUTION AND TRANSPORTATION SERVICES FROM OTHER PROVIDERS AS A RESULT OF MUNICIPALIZATION OR OTHER FORMS OF COMPETITION.

     The Utility's customers could bypass its distribution and transportation system by obtaining service from other sources. Forms of bypass of the Utility's electricity distribution system include the construction of duplicate distribution facilities to serve specific existing or new customers, the municipalization of the Utility's distribution facilities by local governments or districts, self-generation by the Utility's customers and other forms of competition. Bypass of the Utility's system may result in stranded investment capital, loss of customer growth or additional barriers to cost recovery. The Utility's natural gas transportation facilities also are at risk of being bypassed by interstate pipeline companies that construct facilities in the Utility's markets or by customers who build pipeline connections that bypass the Utility's natural gas transportation and distribution system. As customers and local public officials explore their energy options in light of the recent California energy crisis, these bypass risks may be increasing and may increase further if the Utility's rates exceed the cost of other available alternatives. In addition, technological changes could result in the development of economically attractive alternatives to purchasing electricity through the Utility's distribution facilities. Neither we nor the Utility can currently predict the impact of these actions and developments on the Utility's business, although one possible outcome is a decline in the demand for the services that the Utility provides, which would result in a corresponding decline in the Utility's revenues and our consolidated revenues.

     If the number of the Utility's customers declines due to bypass, technological changes or other forms of competition, and the Utility's rates are not adjusted in a timely manner to allow it to fully recover its investment and electricity procurement costs, our and the Utility's financial condition and results of operations would be materially adversely affected.

     THE UTILITY FACES THE RISK OF UNRECOVERABLE COSTS RESULTING FROM CHANGES IN THE NUMBER OF CUSTOMERS IN ITS SERVICE TERRITORY FOR WHOM THE UTILITY PURCHASES ELECTRICITY.

     As part of California's electricity industry restructuring, the Utility's customers were given the choice of either continuing to receive electricity procurement, transmission and distribution services, or bundled service, from the Utility, or purchasing electricity from alternate energy service providers, and to thus become direct access customers. The CPUC suspended the right of end-user customers to become direct access customers on September 20, 2001, although customers that were then direct access customers have been allowed to remain on direct access. Separately, the CPUC has instituted a rulemaking implementing California's Assembly Bill 117, or AB 117, which permits California cities and counties to purchase and sell electricity for their residents once they have registered as community choice aggregators. The Utility would continue to provide distribution, metering and billing services to the community choice aggregators' customers. Once registration has occurred, each community choice aggregator would purchase electricity for all of its residents who do not affirmatively elect to continue to receive electricity from the Utility. However, the Utility would remain those customers' electricity provider of last resort. If the Utility loses a material number of customers as a result of cities and counties electing to become community choice aggregators or the CPUC allowing customers to migrate to direct access, the Utility's electricity purchase contracts could obligate it to purchase more electricity than the Utility's remaining customers require, the excess of which the Utility would have to sell, possibly at a loss. Further, if the Utility must provide electricity to customers discontinuing direct access or electing to leave a community choice aggregator, the Utility may be required to make unanticipated purchases of additional electricity at higher prices. If the Utility has excess electricity or it must make unplanned purchases of electricity as a result of changes in the number of community choice aggregators' customers or direct access customers, and the CPUC fails to adjust the Utility's rates to reflect the impact of these actions, our and the Utility's financial condition and results of operations could be materially adversely affected.

     THE OPERATION AND DECOMMISSIONING OF THE UTILITY'S NUCLEAR POWER PLANTS EXPOSE IT TO POTENTIALLY SIGNIFICANT LIABILITIES AND CAPITAL EXPENDITURES.

     The operation and decommissioning of the Utility's nuclear power plants expose it to potentially significant liabilities and capital expenditures, including those arising from the storage, handling and disposal of radioactive materials and uncertainties related to the regulatory, technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives. The Utility maintains decommissioning trusts and external insurance coverage to reduce the Utility's financial exposure to these risks. However, the costs or damages the Utility may incur in connection with the operation and decommissioning of nuclear power plants could exceed the amount of the Utility's insurance coverage and other amounts set aside for these potential liabilities. In addition, as an operator of two operating nuclear reactor units, the Utility may be required under federal law to pay up to $201.2 million of liabilities arising out of each nuclear incident occurring not only at the Utility's Diablo Canyon power plant but at any other nuclear power plant in the United States. If the Utility cannot recover any material amount of these excess costs or damages in the Utility's rates in a timely manner, our and the Utility's financial condition and results of operations would be materially adversely affected.

     In addition, the NRC has broad authority under federal law to impose licensing and safety-related requirements upon owners and operators of nuclear power plants. In the event of non-compliance, the NRC has the authority to impose fines or to force a shutdown of the nuclear plant, or both, depending upon the NRC's assessment of the severity of the situation. Safety requirements promulgated by the NRC have, in the past, necessitated substantial capital expenditures at the Utility's Diablo Canyon power plant and additional significant capital expenditures could be required in the future.

     IF THE UTILITY FAILS TO INCREASE THE SPENT FUEL STORAGE CAPACITY AT THE UTILITY'S DIABLO CANYON POWER PLANT BY THE SPRING OF 2007 AND THERE ARE NO OTHER AVAILABLE SPENT FUEL STORAGE OR DISPOSAL ALTERNATIVES, THE UTILITY WOULD BE FORCED TO CLOSE THIS PLANT AND WOULD THEREFORE BE REQUIRED TO PURCHASE ELECTRICITY FROM MORE EXPENSIVE SOURCES.

     Under the terms of the NRC operating licenses for the Utility's Diablo Canyon power plant, there must be sufficient storage capacity for the radioactive spent fuel produced by this plant. Under current operating procedures, the Utility believes that its Diablo Canyon power plant's existing spent fuel pools have sufficient capacity to enable it to operate until the spring of 2007. Although the Utility is taking actions to increase the Diablo Canyon power plant's spent fuel storage capacity and exploring other alternatives, there can be no assurance that the Utility can obtain the necessary regulatory approvals to expand spent fuel capacity or that other alternatives will be available or implemented in time to avoid a disruption in production or shutdown of one or both units at this plant. As the proposed permanent spent fuel depository at Yucca Mountain, Nevada will not be available by 2007, there will not be any available third party spent fuel storage facilities. If there is a disruption in production or shutdown of one or both units at this plant, the Utility will need to purchase electricity from more expensive sources.

     ACTS OF TERRORISM COULD MATERIALLY ADVERSELY AFFECT OUR AND THE UTILITY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The Utility's facilities, including its operating and retired nuclear facilities and the facilities of third parties on which we rely, could be targets of terrorist activities. A terrorist attack on these facilities could result in a full or partial disruption of the Utility's ability to generate, transmit, transport or distribute electricity or natural gas or cause environmental repercussions. Any operational disruption or environmental repercussions could result in a significant decrease in the Utility's revenues or significant reconstruction or remediation costs, which could materially adversely affect our and the Utility's financial condition and results of operations.

     ADVERSE JUDGMENTS OR SETTLEMENTS IN THE CHROMIUM LITIGATION CASES COULD MATERIALLY ADVERSELY AFFECT OUR AND THE UTILITY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The Utility is a named defendant in 14 civil actions currently pending in California courts relating to alleged chromium contamination. The chromium litigation complaints allege personal injuries, wrongful death and loss of consortium and seek unspecified compensatory and punitive damages based on claims arising from alleged exposure to chromium contamination in the vicinity of three of the Utility's natural gas compressor stations. If the Utility pays a material amount in excess of the amount that it currently has reserved on its balance sheet to satisfy chromium-related liabilities and costs, our and the Utility's financial condition and results of operations could be materially adversely affected.

     CHANGES IN, OR LIABILITIES UNDER, THE UTILITY'S PERMITS, AUTHORIZATIONS OR LICENSES COULD ADVERSELY AFFECT OUR AND THE UTILITY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The Utility's operations are subject to a number of governmental permits, authorizations and licenses. These permits, authorizations and licenses may be revoked or modified by the agency that granted them if facts develop that differ significantly from the facts assumed when they were issued. In addition, discharge permits and other approvals and licenses are often granted for a term that is less than the expected life of the associated facility. Licenses and permits may require periodic renewal, which may result in additional requirements being imposed by the granting agency. For example, the Utility currently has seven facilities undergoing FERC license renewal. In connection with a license renewal, the FERC may impose new license conditions that could, among other things, require increased expenditures or result in reduced electricity output and/or capacity at the licensed hydroelectric generation facility. If the Utility is unable to obtain, renew or comply with these governmental permits, authorizations or licenses, or the Utility is unable to recover any increased costs of complying with additional license requirements or any other associated costs in a timely manner, our and the Utility's financial condition and results of operations could be materially adversely affected.

RISKS RELATED TO NEGT

     IF NEGT AND ITS CREDITORS PREVAIL ON THEIR CLAIM THAT WE ARE REQUIRED TO COMPENSATE NEGT UNDER AN ALLEGED TAX-SHARING AGREEMENT, WE COULD BE SUBJECT TO SUBSTANTIAL DAMAGES.

     NEGT and its creditors have filed a complaint against us asserting, among other claims, that NEGT is entitled to be compensated under an alleged tax-sharing agreement for any tax savings achieved by us as a result of incorporating losses, deductions and tax credits related to NEGT or its subsidiaries in our 2002 consolidated federal income tax return. In May 2003, the Internal Revenue Service, or IRS, returned $533 million in estimated federal income taxes that we overpaid in 2002. NEGT and its creditors have asserted that they have a direct interest in certain tax savings achieved by us and are entitled to be paid at least $414 million of these funds. In addition, the complaint seeks punitive damages for an alleged breach of fiduciary duty by us and two of our officers who previously served on NEGT's board of directors, as well as punitive damages against us under an alleged claim of deceit.

     We anticipate continuing to incorporate losses, deductions and certain tax credits related to NEGT or its subsidiaries in our consolidated federal tax return in accordance with and as required by the Internal Revenue Code until these subsidiaries are no longer consolidated with us for federal income tax purposes. NEGT and its creditors similarly assert that NEGT is entitled to be compensated for any tax savings resulting from inclusion of these losses and deductions in our federal tax return and also seek injunctive relief prohibiting us from taking certain tax positions in the future. While we believe we do not have any obligation to pay NEGT or any NEGT subsidiary any amount related to the realization of tax savings, we cannot assure you that NEGT and its creditors will not be successful in pursuing these claims. Until the dispute is resolved, we are treating $361.5 million as restricted cash.

     WE MAY LOSE THE ABILITY TO OFFSET TAX GAINS BY US OR OUR OTHER SUBSIDIARIES WITH TAX LOSSES SUSTAINED BY NEGT.

     If the bankruptcy court confirms NEGT's plan of reorganization, NEGT will become deconsolidated from us for tax purposes and we will lose the ability to offset tax gains by us or our other subsidiaries with tax losses sustained by NEGT after deconsolidation.

                     RATIO OF EARNINGS TO FIXED CHARGES(1)

     Our ratio of earnings to fixed charges for the calendar years indicated are as follows:

                                                      PRO
                                                     FORMA
                                                     2003    2003   2002   2001    2000    1999
                                                     -----   ----   ----   ----   ------   ----
Ratio of earnings to fixed charges(2)(3)...........  1.9x    2.0x   3.2x   2.4x   (7.0)x   3.0x

---------------

(1) The information in this table should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements included in our and the Utility's Current Report on Form 8-K filed on March 2, 2004 (including specifically Exhibit 99.1, which superseded Exhibit 13 to our and the Utility's Annual Report on Form 10-K for the year ended December 31, 2003) and the pro forma financial information included in our and the Utility's Current Report on Form 8-K filed on April 27, 2004.

(2) For the purpose of computing ratios of earnings to fixed charges, "earnings" represent pre-tax income from continuing operations adjusted for minority interest in consolidated subsidiaries and equity in income or loss from subsidiaries accounted for using the equity method plus fixed charges, as computed, less the pre-tax earnings required to cover the preferred dividend requirements of subsidiaries. "Fixed charges" include interest, including amortization of debt issue costs, premiums and discounts, the debt portion of the allowance for funds used during construction, an estimate of the amount of interest within rents, and the preferred security requirements of consolidated subsidiaries.

(3) The ratio of earnings to fixed charges for the year 2000 indicates a ratio of less than one-to-one. The dollar amount of the deficiency is approximately $5.6 billion.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We issued and sold the original notes on July 2, 2003 in a private placement. In connection with that issuance and sale, we entered into a registration rights agreement with the initial purchasers of the original notes. In the registration rights agreement, we agreed to:

     - file with the SEC a registration statement by April 27, 2004 relating to an offer to exchange the original notes for the exchange notes;

     - use our commercially reasonable best efforts to cause the registration statement to be declared effective under the Securities Act by July 1, 2004; and

     - commence the exchange offer and keep the exchange offer open for at least 20 business days.

     The exchange offer being made by this prospectus is intended to satisfy our obligations under the registration rights agreement. If we fail to satisfy any of these obligations, we will be required to pay additional interest to holders of original notes until we have complied with this obligation.

     Once the exchange offer is complete, we will have no further obligation to register any of the original notes not tendered to us in the exchange offer, except to the limited extent that certain qualified institutional buyers, if any, are otherwise entitled to have their original notes registered under a shelf registration as described under "Description of the Notes--Registration Rights."

EFFECT OF THE EXCHANGE OFFER

     Based on interpretations by the SEC staff set forth in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14,
1993), Shearman & Sterling (available July 2, 1993), Brown & Wood LLP (available February 7, 1997) and other no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act if:

     - you are acquiring the exchange notes in the ordinary course of your business and do not hold any original notes to be exchanged in the exchange offer that were acquired other than in the ordinary course of business;

     - you are not a broker-dealer tendering original notes acquired directly from us;

     - you are not participating, do not intend to participate and have no arrangements or understandings with any person to participate in the exchange offer for the purpose of distributing the exchange notes; and

     - you are not our "affiliate," within the meaning of Rule 405 under the Securities Act.

     If you are not able to meet these requirements, you are a "restricted holder." As a restricted holder, you will not be able to participate in the exchange offer, you may not rely on the interpretations of the SEC staff set forth in the no-action letters referred to above and you may only sell your original notes in compliance with the registration and prospectus delivery requirements of the Securities Act or under an exemption from the registration requirements of the Securities Act or in a transaction not subject to the Securities Act.

     We do not intend to seek our own no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange notes as it has in such no-action letters to third parties.

     In addition, if the tendering holder is a broker-dealer that will receive exchange notes in exchange for original notes that were acquired for its own account as a result of market-making activities or other trading activities, it may be deemed to be an "underwriter" within the meaning of the Securities Act. Any such holder will be required to acknowledge in the letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. This prospectus may be used by those broker-dealers to resell exchange notes they receive pursuant to the exchange offer. We have agreed that we will allow this prospectus to be used by any broker-dealer in any resale of exchange notes until
               , 2004, i.e., 180 days after the date of this prospectus (or such shorter period during which such broker-dealers are required by law to deliver such prospectus).

     Except as described above, this prospectus may not be used for an offer to resell, a resale or any other transfer of exchange notes.

     Furthermore, any broker-dealer that acquired any of its original notes directly from us must be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

     To the extent original notes are tendered and accepted in the exchange offer, the principal amount of original notes that will be outstanding will decrease with a resulting decrease in the liquidity in the market for the original notes. Original notes that are still outstanding following the completion of the exchange offer will continue to be subject to transfer restrictions.

TERMS OF THE EXCHANGE OFFER; EXPIRATION DATE

     Upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all original notes validly tendered and not withdrawn before the expiration date. The term "expiration date" means 5:00 p.m., New York
City time, on           , 2004, unless we, in our sole discretion, extend the
exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. You may tender some or all of your original notes pursuant to the exchange offer. However, original notes may be tendered only in denominations of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange. As of the date of this prospectus, an aggregate of $600 million principal amount of original notes was outstanding. This prospectus is being sent to all registered holders of original notes and to others believed to have beneficial interests in the original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. Holders of original notes do not have any appraisal or dissenters' rights under law or under the indenture in connection with the exchange offer. Original notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture.

     We will be deemed to have accepted for exchange validly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving the exchange notes from us and delivering the exchange notes to the tendering holders.

     If we do not accept for exchange any tendered original notes because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, such unaccepted original notes will be returned, without expense, to the holder tendering them or the appropriate book-entry will be made, in each case, as promptly as practicable after the expiration date.

     We are not making, nor is our board of directors making, any recommendation to you as to whether to tender or refrain from tendering all or any portion of your original notes in the exchange offer. No one has been authorized to make any such recommendation. You must make your own decision whether to tender your original notes in the exchange offer and, if you decide to do so, you must also make your own decision as to the aggregate amount of original notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisers, if any, based on your own financial position and requirements.

EXTENSIONS OF THE EXCHANGE OFFER

     If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice.

     We reserve the right, in our sole discretion to:

     -  delay accepting for exchange any original notes; or

     - extend or terminate the exchange offer and to refuse to accept original notes not previously accepted if the exchange offer is not permissible under applicable law or SEC policy.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

     During any extension of the exchange offer, all original notes previously tendered will remain subject to the exchange offer and we may accept them for exchange. We will return any original notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or earlier termination of the exchange offer.

PROCEDURES FOR TENDERING

     In order to exchange your original notes, you must complete one of the following procedures by the expiration date:

     - if your original notes are in book-entry form, the book-entry procedures for tendering your original notes must be completed as described below under "--Book-Entry Transfer;"

     - if you hold physical notes that are registered in your name (i.e., not in book-entry form), you must transmit a properly completed and duly executed letter of transmittal, certificates for the original notes you wish to exchange, and all other documents required by the letter of transmittal, to J. P. Morgan Trust Company, National Association, the exchange agent, at its address listed below under the heading "--Exchange Agent;" or

     - if you cannot tender your original notes by either of the above methods by the expiration date, you must comply with the guaranteed delivery procedures described below under "--Guaranteed Delivery Procedures."

     A tender of original notes by a holder that is not withdrawn prior to the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of original notes through DTC and the method of delivery of the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Holders should allow sufficient time to effect the DTC procedures necessary to validly tender their original notes to the exchange agent before the expiration date. Holders should not send letters of transmittal or other required documents to us.

     We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered original notes and withdrawal of tendered original notes, and our determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes the acceptance of which would, in the opinion of us or our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular original notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular original notes either before or after the expiration date, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes for exchange must be cured within such time as we shall determine. Although we intend to notify holders of any defects or irregularities with respect to tenders of original notes for exchange, neither we nor the exchange agent nor any other person shall be under any duty to give such notification, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until all defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders or, in the case of original notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such original notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion to:

     - purchase or make offers for any original notes that remain outstanding after the expiration date;

     - terminate the exchange offer as set forth below under "--Conditions to the Exchange Offer;" and

     - purchase original notes in the open market, in privately negotiated transactions or otherwise to the extent permitted by applicable law.

     The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By signing, or otherwise becoming bound by, the letter of transmittal, each tendering holder of original notes (other than certain specified holders) will represent to us that:

     - it is acquiring the exchange notes and it acquired the original notes being exchanged in the ordinary course of its business;

     - it is not a broker-dealer tendering original notes acquired directly from us;

     - it is not participating, does not intend to participate and has no arrangements or understandings with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

     - it is not our "affiliate," within the meaning of Rule 405 under the Securities Act, or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, it may be deemed to be an "underwriter" within the meaning of the Securities Act. Any such holder will be required to acknowledge in the letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

BOOK-ENTRY TRANSFER

     If your original notes are in book-entry form and are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact the registered holder of your original notes and instruct it to promptly tender your original notes for exchange on your behalf.

     The exchange agent will establish an account with respect to the original notes at DTC promptly after the date of this prospectus. Your book-entry notes must be transferred into the exchange agent's account at DTC in compliance with DTC's transfer procedures in order for your notes to be validly tendered for exchange. Any financial institution that is a participant in DTC's systems may cause DTC to transfer original notes to the exchange agent's account. The DTC participant, on your behalf, must transmit its acceptance of the exchange offer to DTC. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent's account and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an "agent's message" confirming that DTC has received an express acknowledgement from the DTC participant that the DTC participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Original notes will be deemed to be validly tendered for exchange only if the exchange agent receives the book-entry confirmation from DTC, including the agent's message, prior to the expiration date.

     All references in this prospectus to deposit or delivery of original notes shall be deemed to also refer to DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their original notes and (1) whose original notes are not immediately available or (2) who cannot deliver the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (3) who cannot complete the procedures for book-entry transfer on a timely basis may effect a tender if:

     -  the tender is made through an eligible institution;

     - before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, listing the principal amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange, Inc. trading days after the expiration date, a duly executed letter of transmittal together with a confirmation of book-entry transfer of such original notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by such eligible institution with the exchange agent; and

     - within three New York Stock Exchange trading days after the expiration date, the exchange agent receives a confirmation of book-entry transfer of all tendered original notes into the exchange agent's account at DTC in the case of book-entry notes, or a properly completed and executed letter of transmittal and the physical notes, in the case of notes in certificated form, and all other documents required by the letter of transmittal.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to the expiration date.

     For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at one of its addresses set forth below under "--Exchange Agent." Any notice of withdrawal must:

     - specify the name of the person who tendered the original notes to be withdrawn;

     - identify the original notes to be withdrawn, including the principal amount of such original notes;

     - state that the holder is withdrawing its election to exchange the original notes to be withdrawn;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered and include any required signature guarantees; and

     - specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC.

     We will determine, in our sole discretion, all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal, and our determination shall be final and binding on all parties.

Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are validly re-tendered. Properly withdrawn original notes may be re-tendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

     Any original notes that are tendered for exchange through the facilities of DTC but that are not exchanged for any reason will be credited to an account maintained with DTC for the original notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and we may terminate the exchange offer as provided in this prospectus prior to the expiration date, if:

     - the exchange offer is not permissible under applicable law or SEC policy; or

     - a pending or threatened action or proceeding would impair our ability to proceed with the exchange offer.

     These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If we determine that the conditions to the exchange offer are not satisfied, we may:

     - refuse to accept and return to the tendering holder any original notes or credit any tendered original notes to the account maintained within DTC by the participant in DTC which delivered the original notes, or

     - extend the exchange offer and retain all original notes tendered before the expiration date, subject to the rights of holders to withdraw the tenders of original notes (see "--Withdrawal of Tenders" above).

     In addition, we will not accept for exchange any original notes tendered, and we will not issue exchange notes in exchange for any of the original notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     J. P. Morgan Trust Company, National Association has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal and other documents required for a valid tender of your original notes should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

     By Registered, Certified Mail or by                        By Facsimile:
         Hand or Overnight Delivery:
                                                          Fax number: (214) 468-6494
     J.P. Morgan Trust Company, National                    Attention: Frank Ivins
        Association, as Exchange Agent               Confirm by telephone: (800) 275-2048
         Institutional Trust Services
      Attention: Exchanges, Frank Ivins                            Online:
         2001 Bryan Street, 9th Floor
             Dallas, Texas 75201                         www.jpmorgan.com/bondholder

                      For information call: (800) 275-2048

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders for the exchange offer. These expenses include fees and expenses of the exchange agent and the trustee, the registration fee, our accounting and legal fees and up to $10,000 of the legal fees of counsel to the initial purchasers, printing costs, and related fees and expenses. We will principally solicit tenders for the exchange offer by mail or overnight courier, although our officers and regular employees may additionally solicit in person or by telephone or facsimile.

     We have not retained any dealer-manager in connection with the exchange offer and will not pay any brokers, dealers or others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for sending copies of this prospectus, letters of transmittal and related documents to holders of the original notes, and in tendering original notes for their customers.

TRANSFER TAXES

     Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange offer.

ACCOUNTING TREATMENT

     We will recognize no gain or loss, for accounting purposes, as a result of the exchange offer. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the original notes will be amortized over the term of the exchange notes. The costs of the exchange offer will be expensed as period costs.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of original notes who do not exchange their original notes for exchange notes pursuant to the exchange offer will not be able to offer, sell or otherwise transfer the original notes except in compliance with the registration requirements of the Securities Act and other applicable securities laws, pursuant to an exemption from the securities laws or in a transaction not subject to the securities laws. Original notes not exchanged pursuant to the exchange offer will otherwise remain outstanding in accordance with their respective terms and will continue to bear a legend reflecting these restrictions on transfer. Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

     Upon completion of the exchange offer, holders of original notes will not be entitled to any rights to have the resale of original notes registered under the Securities Act except to the limited extent that certain qualified institutional buyers, if any, are otherwise entitled under the registration rights agreement to have their original notes registered under a shelf registration. Except for this limited circumstance, we do not intend to register under the Securities Act the resale of any original notes that remain outstanding after completion of the exchange offer.

                            DESCRIPTION OF THE NOTES

     The Company will issue the exchange notes under the indenture, dated as of July 2, 2003, between the Company and J. P. Morgan Trust Company, National Association, as successor trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the indenture, the pledge agreements and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the pledge agreements and the registration rights agreement because they, and not these descriptions, define your rights as holders of the exchange notes. See "Where You Can Find More Information." You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the term "Company" refers only to PG&E Corporation and not to any of its subsidiaries.

     The registered holder of an exchange note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. See "--Book-Entry, Delivery and Form--Depositary Procedures."

BRIEF DESCRIPTION OF THE NOTES

     The exchange notes will be:

     - general obligations of the Company;

     - secured by the outstanding common stock of the Utility owned by the Company;

     - senior to all current and future unsecured Indebtedness of the Company.

     As of April 12, 2004, the Company (excluding its subsidiaries) had total Indebtedness of approximately $880 million of which:

     - $600 million would have been represented by the original notes; and

     - $280 million would have been contractually subordinated to the original notes.

     The exchange notes will not be guaranteed by the Utility. In addition, under the indenture, there are no restrictions on the ability of the Utility to incur additional debt. As a practical matter, the notes will be effectively subordinated to all Indebtedness of the Utility. In the event of a further bankruptcy, liquidation, reorganization or other winding up of the Utility, holders of its indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the Utility before any assets are made available for distribution to the Company.

     As of the issue date of the exchange notes, the Company's principal subsidiary, the Utility, will be an Unrestricted Subsidiary. As of April 12, 2004, after the consummation of the transactions completed in connection with the effective date of the Utility's plan of reorganization, the Utility, together with its consolidated subsidiaries, had approximately $9.8 billion of financial debt, including rate reduction bonds and $350 million in borrowings under an accounts receivable financing facility. The Utility, together with its consolidated subsidiaries, has established working capital facilities upon which they may draw up to approximately $1.5 billion, of which only the $350 million included above was drawn down in cash and $206 million in letters of credit was utilized on the effective date. In addition, the Utility has a credit facility that provides for the issuance of up to $620 million in letters of credit, all of which was utilized on the effective date. The Utility generates substantially all of the Company's consolidated revenues.

     The indenture permits the Company and its subsidiaries to incur additional Indebtedness, including secured pari passu Indebtedness. The indenture does not impose any limitation on the incurrence by the Company's Unrestricted Subsidiaries of Indebtedness or by its other subsidiaries of liabilities that are not considered Indebtedness. See the eighth risk factor under "Risk Factors--Risks Related to the Notes."

PRINCIPAL, MATURITY AND INTEREST

     The Company will issue exchange notes with an initial maximum aggregate principal amount of up to $600 million. The indenture governing the exchange notes permits the Company to issue additional notes from time to time after this offering. Any such offering of additional notes will be subject to the Company's ability to incur indebtedness under the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The exchange notes, the original notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for purposes of this "Description of the Notes" section, reference to the notes includes the original notes, the exchange notes and any additional notes actually issued. The Company will issue exchange notes in denominations of $1,000. The exchange notes will mature on July 15, 2008.

     Interest on the exchange notes will accrue at the rate of 6 7/8% per annum and will be payable semi-annually in arrears on January 15 and July 15. Payments on the original notes commenced January 15, 2004. The Company will make each interest payment to the holders of record on the immediately preceding January 1 and July 1. Any interest that has accrued on the original notes before their acceptance or exchange in this exchange offer will be included in the interest paid on the exchange notes on the first interest payment date after the conclusion of the exchange offer.

     Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder of record has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders. See "--Book-Entry, Delivery and Form--Depositary Procedures."

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee is currently acting as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes, assessments or similar governmental charges due on transfer. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. See "--Book Entry, Delivery and Form."

SECURITY

     Stock Pledges. All obligations of the Company with respect to the notes are secured by a perfected first-priority security interest in the approximately 94% of the outstanding common stock of the Utility that the Company owns. So long as no Event of Default has occurred and is continuing, all cash distributions, cash proceeds and other cash amounts payable in respect of the stock of the Utility securing the notes will be received by the Company. The balance of the common stock of the Utility is owned by a subsidiary of the Utility. With respect to 35% of such common stock pledged for the benefit of the lenders, the holders have customary rights of a pledgee of common stock, provided that certain regulatory approvals may be required in connection with any foreclosure on and any exercise of the right to vote such stock. With respect to the remaining 65%, such common stock has been pledged for the benefit of the holders, but the holders have no ability to control such common stock under any circumstances and do not have any of the typical rights and remedies of a secured creditor. However, the holders do have the right to receive any cash proceeds received upon a disposition of such common stock.

     Under the terms of the Pledge Agreements, until the holders of any additional Indebtedness have become parties to the Pledge Agreements in accordance with the terms thereof ("New Senior Secured Debt"), the holders of a majority of the notes may direct the Collateral Agent with respect to certain decisions relating to the exercise of remedies under the Pledge Agreements, including whether to foreclose on the portion of the Collateral representing 35% of the common stock of the Utility owned by the Company following a default on the notes. After the holders of any New Senior Secured Debt have become parties to the Pledge Agreements, the holders of (1) a majority of the outstanding principal amount of the notes, voting separately as a class; (2) a majority of the outstanding principal amount of any issuance of New Senior Secured Debt that the Company has designated as having the right to vote separately as a class, voting as a class; and (3) a majority of the outstanding principal amount of all New Senior Secured Debt that has not been so designated, voting separately as a class, shall direct the Collateral Agent with respect to decisions relating to the exercise of remedies. Moreover, upon the full and final payment and performance of all Obligations of the Company secured by the Pledge Agreements, such agreements shall terminate and the pledged Collateral shall be released. The Liens on the Collateral with respect to the notes may be released in certain other circumstances in accordance with the terms of the Pledge Agreements. See "--Release."

     Sufficiency of Collateral. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Company's obligations under the notes and any other senior secured indebtedness. The amount to be received upon such a sale would be dependent on numerous factors, including but not limited to the fair market value of the Collateral and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time in an orderly manner. To the extent that third parties enjoy Liens permitted by the Indenture, such third parties may have rights and remedies with respect to the assets or property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations.

     The Company has the ability to issue additional notes as part of the same series of these notes or in one or more different series and certain other Indebtedness, all of which may be secured by the Collateral with the notes. In addition, the Company can use the Collateral to secure on an equal and ratable basis with the notes any Indebtedness incurred pursuant to clause (1) and clause
(13) of the second paragraph of the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and to secure other Indebtedness on a junior basis. Following the Investment Grade Date, the Company may secure additional Indebtedness, whether or not pursuant to clause (1) and clause (13) of the second paragraph of the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" with the Collateral in an amount of up to 15% of the Company's Consolidated Tangible Assets. See the fourth risk factor under "Risk Factors--Risks Relating to the Notes." The notes will be effectively subordinated to all indebtedness of the Utility.

     See also the fifth risk factor under "Risk Factors--Risks Relating to the Notes."

CERTAIN BANKRUPTCY LIMITATIONS

     The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.

     In view of the broad equitable powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral. Furthermore, in the event the value of the Collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold secured claims to the extent of the value of the Collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall. The Bankruptcy Code only permits the payment and/or accrual of post-petition interest, costs and attorneys' fees to a secured creditor during a debtor's bankruptcy case to the extent the value of the collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

OPTIONAL REDEMPTION

     At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that:

          (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of each such redemption (excluding notes held by the Company and its Subsidiaries); and

          (2) any such redemption occurs within 120 days of the date of the closing of such Equity Offering.

     At any time and from time to time prior to July 15, 2006, the Company may, at its option, redeem all or a portion of the notes at the Make-Whole Price plus accrued and unpaid interest to the redemption date.

     Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Company's option prior to July 15, 2006.

     On and after July 15, 2006, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2006........................................................    103.438%
2007........................................................    101.719%

     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1)if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2)if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION; OPEN MARKET PURCHASES

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances the Company is required to offer to purchase the notes as set forth below under "--Repurchase at the Option of Holders." The Company or any of its Subsidiaries may at any time and from time to time purchase notes in the open market or otherwise.

COVENANT TERMINATION

     Upon the first date upon which the notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Company as a replacement agency) and no Material Default has occurred and is continuing under the indenture (the "Investment Grade Date"), the Company and its Restricted Subsidiaries will cease to be subject to the provisions of the indenture described below, which will be deemed to be terminated as of and from such date, under the following captions:

     -  "--Repurchase at the Option of the Holders--Asset Sales,"

     -  "--Certain Covenants--Restricted Payments,"

     - "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock,"

     - "--Certain Covenants--Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,"

     -  "--Certain Covenants--Transactions with Affiliates,"

     -  "--Certain Covenants--Business Activities" and

     -  "--Certain Covenants--Payments for Consent;"

provided that the provisions of the indenture described below under the following captions will not be so terminated:

     - "--Repurchase at the Option of Holders--Change of Control, Spin-Off or Reorganization Event,"

     -  "--Certain Covenants--Liens,"

     - "--Certain Covenants--Merger, Consolidation or Sale of Assets" (except as set forth in that covenant), and

     -  "--Certain Covenants--Reports."

In the event that the notes are no longer rated Baa3 or better by Moody's or BBB- or better by S&P after the Investment Grade Date, such terminated covenants will not be restored. As a result, the notes will be entitled to substantially less covenant protection from and after the Investment Grade Date.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL, SPIN-OFF OR REORGANIZATION EVENT

     If a Change of Control, Spin-Off or Reorganization Event occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to an offer by the Company (a "Change of Control Offer") on the terms described below. In a Change of Control Offer, the Company will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, for the notes repurchased, to the date of purchase. Within 30 days following any Change of Control or no sooner than 60 days prior to and no later than 30 days following a Spin-Off or Reorganization Event, as the case may be, the Company will mail a notice to each registered holder of notes describing the transaction or transactions that constitute the Change of Control, Spin-Off or Reorganization Event, as the case may be, and offering to repurchase notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures described below and in such notice.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control, Spin-Off or Reorganization Event. To the extent that the provisions of any securities laws or regulations conflict with this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant.

     On the Change of Control Payment Date the Company will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

     The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The Company's future agreements governing its Indebtedness, including one or more Credit Facilities, may prohibit the Company from purchasing any notes in the event of a Change of Control, Spin-Off or Reorganization Event, and may also provide that a Change of Control, Spin-Off or Reorganization Event would constitute a default or require repayment of the Indebtedness under these agreements. In the event a Change of Control, Spin-Off or Reorganization Event occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If the Company does not obtain such a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to comply with the foregoing provisions would constitute an Event of Default under the indenture which would, in turn, constitute a default under the Company's other agreements governing its Indebtedness. See the sixth risk factor under "Risk Factors--Risks Relating to the Notes."

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control, Spin-Off, or Reorganization Event, as applicable, will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, Spin-Off or Reorganization Event, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control, Spin-Off, or Reorganization Event, as applicable, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

     The Change of Control, Spin-Off and Reorganization Event provisions of the indenture may be waived or modified with the consent of the holders of a majority in principal amount of the notes then outstanding.

ASSET SALES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) the fair market value is determined by the Company's chief financial officer and set forth in an officer's certificate delivered to the trustee; and

          (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

             (a) any liabilities, as shown on the Company's or such Restricted
                 Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are transferred to the transferee by operation of law or assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from, or fully indemnifies it against, further liability;

             (b) any securities, notes or other obligations received by the
                 Company or any such Restricted Subsidiary from such transferee that are, within 60 days, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

             (c) Additional Assets received in an exchange of assets
                 transaction.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply those Net Proceeds at its option:

          (1) to repay Senior Debt or any Indebtedness of a Restricted Subsidiary and, if the Senior Debt or such Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure in a Permitted Business; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Company will make an offer (an "Asset Sale Offer") to all holders of notes and to the extent required, to all holders of other secured Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes (in integral multiples of $1,000) and such other secured pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount of notes and other secured pari passu Indebtedness to be purchased or the lesser amount required under agreements governing such other secured pari passu Indebtedness, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture, including any similar offer to purchase unsecured Indebtedness. If the aggregate principal amount of notes and other secured pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other secured pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company will apply all Excess Proceeds to the purchase of notes and the other secured pari passu Indebtedness to be purchased (on a pro rata basis, if applicable) or, if notes and such other secured pari passu Indebtedness in an aggregate principal amount less than the Excess Proceeds has been tendered, all notes and secured pari passu Indebtedness tendered in response to the Asset Sale Offer.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The paying agent will promptly (but in any case not later than five Business Days after the Asset Sale Payment Date) mail to each holder of notes properly tendered the payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The Company's future agreements governing its Indebtedness, including one or more Credit Facilities, may prohibit the Company from purchasing any notes, and may also provide that certain asset sales would constitute a default or require repayment of the Indebtedness under these agreements. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If the Company does not obtain such a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to comply with the foregoing provisions would constitute an Event of Default under the indenture which would, in turn, constitute a default under the Company's other agreements governing its Indebtedness.

     The Asset Sale provisions of the indenture may be waived or modified with the consent of the holders of a majority in principal amount of the notes then outstanding.

CERTAIN COVENANTS

     As of the Issue Date and as of the date of this prospectus, the principal subsidiary of the Company, the Utility, was an "Unrestricted Subsidiary." In addition, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," the Company will be permitted to designate certain of its future Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture.

RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (7), (9), (10) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (a) 50% of the Consolidated Net Income of the Company for the
                 period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate Net Cash Proceeds and the fair market value of marketable securities received by the Company (and the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of the Company) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

             (c) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated, the cash plus fair market value of any marketable securities received upon sale or liquidation of such Restricted Investment (less the cost of disposition, if any), plus

             (d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the aggregate fair market value of all Investments of the Company or the Restricted Subsidiary in such Subsidiary as of the date of such redesignation.

The preceding provisions will not prohibit:

           (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

           (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or with cash in an amount up to the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in a substantially concurrent acquisition in consideration of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

           (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of the Company with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness;

           (4) the payment of any dividend or other payment or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

           (5) so long as no Material Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value in the ordinary course of business of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any existing or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any twelve-month period; provided further that any amounts paid by the Company for any such repurchase, redemption or other acquisition or retirement will not be counted for purposes of the foregoing limitation to the extent the Utility has reimbursed the Company for such payments;

           (6) so long as no Material Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or preferred stock of Restricted Subsidiaries issued in accordance with the terms of the indenture to the extent such dividends are included in the definition of "Fixed Charges;"

           (7) any Restricted Payments made in connection with or in contemplation of a Spin-Off;

           (8) following the Utility's confirmed plan of reorganization under Chapter 11 of Title 11 of the United States Code (the "Utility's Plan of Reorganization") if the Utility is a Restricted Subsidiary and so long as no Material Default has occurred and is continuing or would be caused thereby, the payment of regular quarterly cash dividends on the Company's common stock after the Issue Date; provided that such dividends are paid pursuant to the dividend policy established by the Board of Directors of the Company and that the Company shall have received the cash used for such dividends from distributions by the Utility of cash legally available therefor;

           (9) following the Utility's Plan of Reorganization if the Utility is an Unrestricted Subsidiary and so long as no Material Default has occurred and is continuing or would be caused thereby, the payment of regular quarterly cash dividends on the Company's common stock after the Issue Date; provided that such dividends are paid pursuant to the dividend policy established by the Board of Directors of the Company and that the Company shall have received the cash used for such dividends from distributions by the Utility of cash legally available therefor (excluding, however, any distributions of the cash proceeds of material asset sales outside the ordinary course of business); provided further that any such distributions by the Utility to the Company or a Restricted Subsidiary that the Company pays as a dividend pursuant to this clause (9) will not be included in the Consolidated Net Income of the Company under clause (3)(a) of the preceding paragraph;

          (10) Investments in the Utility by the Company or a Restricted Subsidiary out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or with cash in an amount up to the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in a substantially concurrent acquisition in consideration of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such proceeds that are utilized for any such Investments will be excluded from clause (3)(b) of the preceding paragraph;

          (11) so long as no Material Default has occurred and is continuing or would be caused thereby, any dividends on preferred stock of the Company; provided that such dividends can be paid under clause
               (3) of the preceding paragraph; and

          (12) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the Issue Date not to exceed $75.0 million.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the chief financial officer of the Company, whose officer's certificate with respect thereto will be delivered to the trustee and if such fair market value exceeds $75.0 million, by the Board of Directors of the Company, whose resolution with respect thereto will be delivered to the trustee. Not later than the date of making any Restricted Payment, the Company will deliver to the trustee an officer's certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture. Any sale of Capital Stock by a Restricted Subsidiary will be deemed to be an issuance of Capital Stock by the Company.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or any such Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

           (1) following the substantial consummation of the Utility's Plan of Reorganization, the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate amount at any one time outstanding under this clause
               (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $500.0 million;

           (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

           (3) the incurrence by the Company of Indebtedness represented by the notes issued on the Issue Date and the Exchange Notes;

           (4) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary and the incurrence of any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4) in an aggregate amount (after giving effect to the retirement of the Indebtedness so refunded, refinanced or replaced) not to exceed $35.0 million at any one time outstanding;

           (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (5) of this paragraph;

           (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:

             (a) if the Company is the obligor on such Indebtedness, such
                 Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or a Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
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

           (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the normal course of business and not for speculative purposes, designed to protect the Company or its Restricted Subsidiary against fluctuations in interest rates or currency exchange rates with respect to Indebtedness incurred by the Company or any of its Restricted Subsidiaries or against fluctuations in the price of commodities used by that entity at the time;

           (8) the Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness that was permitted to be incurred by another provision of this covenant; provided that in the event the Indebtedness that is being Guaranteed is subordinated in right of payment to the notes, then the Guarantee of that Indebtedness by the Company shall be subordinated in right of payment to the notes;

           (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or, in the case of any Restricted Subsidiary, preferred stock, in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (10) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

          (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

          (12) the incurrence by the Company of Indebtedness that is subordinated in right of payment to the notes, and the incurrence of any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), in an aggregate amount (after giving effect to the retirement of any Indebtedness so refunded, refinanced or replaced) not to exceed $200.0 million at any one time outstanding; and

          (13) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness and the incurrence of any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
               (13), in an aggregate amount (after giving effect to the retirement of any Indebtedness so refunded, refinanced or replaced) not to exceed $500.0 million at any one time outstanding.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt) at any time meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (and later reclassify) in whole or in part in its sole discretion such item of Indebtedness in any manner that complies with this covenant.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in the same foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of

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

Indebtedness that the Company may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

LIENS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt or trade payables upon the Collateral, unless:
(a) such Liens secure Indebtedness incurred under clauses (1) or (13) of the second paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," and the lenders become a party to the Pledge Agreements, or otherwise agree to be bound by the terms thereof, in connection with the creation of such Liens and, in each case, all payments due under the indenture and the notes are secured on at least an equal and ratable basis with the obligations so secured or (b) such Liens secure any other Indebtedness the outstanding principal amount of which does not exceed at any time $100.0 million, on a basis that is junior to all payments due under the indenture and the notes, and the lenders become a party to the Pledge Agreements, or otherwise agree to be bound by the terms thereof, in connection with the creation of such Liens; provided that, following the Investment Grade Date, an aggregate amount of Indebtedness at any time outstanding of up to 15% of Consolidated Tangible Assets may be secured by Liens on the Collateral on an equal and ratable basis with, or junior to, the notes.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

           (1) agreements governing Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings ("Refinancings") of those agreements; provided that such Refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date; provided further that with respect to any Refinancings within six months of the Stated Maturity of any Existing Indebtedness or prior Refinancing, such Refinancings may contain restrictions that are in the reasonable opinion of the chief financial officer of the Company required by the lenders in order to obtain such Refinancings and are customary for such Refinancings;

           (2) agreements governing Indebtedness of the Utility or any of its Subsidiaries existing at the time the Utility is designated a Restricted Subsidiary pursuant to and in accordance with the terms of the indenture; provided that the encumbrances and restrictions are not materially more restrictive than is customary in comparable financings;

           (3) the indenture, the notes and the Pledge Agreements;

           (4) applicable law or any applicable rule, regulation or order of any court or governmental authority;

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

           (5) any encumbrance imposed pursuant to the terms of Indebtedness incurred pursuant to clause (4), clause (5) (provided that any dividend or other payment restrictions contained in such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the Indebtedness being refinanced) or clause (13) (provided that such Indebtedness is Indebtedness of the Utility or any of its Subsidiaries) of the second paragraph of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" above; provided that such encumbrance is not materially more restrictive than is customary for comparable financings;

           (6) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

           (7) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

           (8) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

           (9) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (10) Permitted Refinancing Indebtedness; provided that the encumbrances or restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (11) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (12) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

          (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (other than in connection with the Spin-Off), in one or more related transactions, to another Person unless:

          (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the notes, the indenture, the Pledge Agreements (other than in the case of a Reorganization Event, in which case the Pledge Agreements will terminate and the Collateral will be released) and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; provided that in the case of a lease of all or substantially all of the assets of the Company and its Restricted Subsidiaries, the Company will not be released from the obligations to pay the principal of, whether at maturity or otherwise, and interest on the notes;

          (3) immediately after such transaction no Material Default shall have occurred and be continuing; and

          (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio that is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

     Notwithstanding the preceding clause (4), (i) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company to another state of the United States so long as the amount of the Company's Indebtedness and the Indebtedness of its Restricted Subsidiaries is not increased thereby. In addition, following an Investment Grade Date the Company shall not be required to comply with clause (4).

TRANSACTIONS WITH AFFILIATES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the trustee:

             (a) with respect to any Affiliate Transaction or series of related
                 Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an officer's certificate of the chief financial officer of the Company certifying that such Affiliate Transaction complies with this covenant; and

             (b) with respect to any Affiliate Transaction or series of related
                 Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing as to the fairness to the holders of such Affiliate Transaction from a financial point of view or that the terms of the Affiliate Transaction are no less favorable to the Company or the relevant Restricted Subsidiary than terms that would have been obtained in a comparable transaction with an unrelated person or entity.

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

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

           (1) any (a) employment or indemnification arrangements, (b) transactions relating to compensation, stock option or other benefit plans or arrangements, in each case with any employee, consultant or director of the Company or any of its Restricted Subsidiaries that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or (c) any redemption or repurchase of the Capital Stock of the Company held by employees upon death, disability or termination of employment;

           (2) transactions between or among any of the Company, its Restricted Subsidiaries and the Utility;

           (3) transactions between the Company and any of its Restricted Subsidiaries, on the one hand, and any Unrestricted Subsidiary if such transaction: (a) is contemplated by or provided for in a confirmed plan of reorganization in a bankruptcy proceeding of NEGT or otherwise necessary to comply with such a plan or in connection with a court-approved judgment or settlement of litigation related to a bankruptcy proceeding of NEGT or (b) is subject to tariff or pricing regulation by the CPUC or the FERC or similar regulatory agencies or bodies;

           (4) any agreement in effect as of the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the holders in any material respect) or any transaction contemplated thereby;

           (5) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

           (6) payment of reasonable directors fees;

           (7) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

           (8) Restricted Payments that are permitted by the covenant described above under the caption "--Restricted Payments;"

           (9) transactions pursuant to or contemplated by a Spin-Off;

          (10) any payments or other transactions pursuant to any existing, substantially similar or customary tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is or was part of a consolidated group for tax purposes;

          (11) Permitted Investments described in clauses (9) or (10) of the definition thereof;

          (12) the grant of intellectual property licenses by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary; and

          (13) the provision of general corporate administrative, operating and management services including, without limitation, procurement, construction, engineering, construction administration, legal, accounting, financial, tax, management, risk management, personnel, corporate communications, public and governmental relations, information technology, administration and business planning, operating, management, energy trading and price risk management service, in each case, on terms no less favorable to the Company or Restricted Subsidiary than cost-based.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

BUSINESS ACTIVITIES

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

PAYMENTS FOR CONSENT

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, the Company will furnish to the trustee within ten business days of the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company has also agreed that, for so long as any notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraph with the SEC, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default by the Company for 30 days in the payment when due of interest on the notes;

          (2) default by the Company in payment when due of the principal of, or premium, if any, on the notes;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control, Spin-Off or Reorganization Event," "--Repurchase at the Option of Holders--Asset Sales," or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

          (4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other covenants or agreements in the indenture;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its
                 Stated Maturity,

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

          (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) (a) except as permitted by the Pledge Agreements, any amendments thereto or the provisions of the indenture, and other than as a result of a Reorganization Event, either of the Pledge Agreements ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the holders for 60 days after notice, (b) the Company challenges the Lien on the Collateral under the Pledge Agreements prior to the time that the Collateral is to be released to the Company or (c) the Company asserts that either of the Pledge Agreements is invalid and unenforceable, other than in accordance with its terms; and

          (8) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes (i) waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes and (ii) rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

     Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default. The trustee may withhold from holders of the notes notice of any continuing Default if it determines that withholding such notice is in their interest, except a Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of the Company or any director, officer, employee or incorporator of any Subsidiary of the Company, as such, will have any liability for any obligations of the Company under the notes, the indenture, the Pledge Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Restricted Subsidiaries discharged with respect to the outstanding notes ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment;

          (3) the rights, powers, trusts, duties and immunities of the trustee and the Company's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants (including, but not limited to, its obligations to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

             (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the trustee an officer's certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (7) the Company must deliver to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will be discharged, and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

             (b) all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (3) the Company has paid or caused to be paid all sums payable by it under the indenture; and

          (4) the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, the Company must deliver an officer's certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture and the notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and, subject to certain exceptions, any existing Default or Event of Default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes). Amendments to the Pledge Agreements will be made in accordance with their terms.

     Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal amount of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in currency other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

          (8) make any change in the ranking or priority of any note that would adversely affect the holder (other than any change resulting from an amendment to the Pledge Agreements in accordance with their terms); or

          (9) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the Pledge Agreements in any manner (i) that adversely affects the rights of the holders of the notes or (ii) that releases any of the Collateral from the Liens under the Pledge Agreements (in each case, other than in accordance with the terms of such documents) will require the consent of the holders of at least 66 2/3% of the aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any holder of notes, the Company and the trustee may amend or supplement the indenture, the Pledge Agreements or the notes to:

          (1) cure any ambiguity, defect or inconsistency;

          (2) provide for uncertificated notes in addition to or in place of certificated notes;

          (3) provide for the assumption of the Company's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture or the Pledge Agreements of any such holder;

          (5) provide for the issuance of additional notes in accordance with the provisions set forth in the indenture;

          (6) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

          (7) evidence and provide for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements of the indenture.

     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

THE PLEDGE AGREEMENTS

     The Pledge Agreements provide for the pledge by the Company of approximately 94% of the common stock of the Utility to secure the Company's obligations under and in respect of the indenture and the notes. Upon the occurrence of an event of default under the Base Pledge Agreement, the Collateral Agent is entitled to exercise all the rights, powers and remedies for the protection and enforcement of its rights with respect to that portion of the Collateral not to exceed 35% of the common stock of the Utility that is pledged, including the foreclosure upon and sale of such Collateral. The only remedy provided to the Collateral Agent with respect to the remaining 65% of the common stock of the Utility that is pledged pursuant to the Protective Pledge Agreement is the right to receive proceeds from the sale of such common stock. In each case, the net proceeds of any sale of the Collateral is distributed ratably first, to the holders of the senior secured obligations (including the holders of the notes) based upon the relevant amounts due and payable with respect to such senior secured obligation and, second, to the holders of junior secured obligations, if any. In addition, the Pledge Agreements provide that until holders of any additional Indebtedness have become parties to the Pledge Agreements in accordance with the terms thereof ("New Senior Secured Debt"), the holders of a majority of the notes may direct the Collateral Agent with respect to decisions relating to the exercise of remedies under the Pledge Agreements, including whether to foreclose on the portion of the Collateral representing 35% of the common stock of the Utility owned by the Company following a default on the notes. After the holders of any New Senior Secured Debt have become parties to the Pledge Agreements, the holders of (1) a majority of the outstanding principal amount of the notes, voting separately as a class; (2) a majority of the outstanding principal amount of any issuance of New Senior Secured Debt that the Company has designated as having the right to separately vote as a class, voting as a class and (3) a majority of the outstanding principal amount of all New Senior Secured Debt that has not been so designated, voting separately as a class, shall direct the Collateral Agent with respect to decisions relating to the exercise of remedies. Amendments to the pledge agreement necessary to permit the incurrence of additional Indebtedness secured by the Collateral and to add additional secured parties thereto may be made without the consent of the Trustee or the holders of the notes, insofar as the foregoing is not prohibited under the indenture.

RELEASE

     The Liens on the Collateral will be released with respect to the notes:

          (1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the notes and payment in full of all other Obligations due and payable at or prior to the time such principal, accrued and unpaid interest and premium, if any, are paid;

          (2) in whole, upon satisfaction and discharge of the indenture;

          (3) in whole, upon a legal defeasance or covenant defeasance as set forth under the caption "--Legal Defeasance and Covenant Defeasance;"

          (4) in part, as to any property constituting Collateral that is sold or otherwise disposed of by the Company in a transaction permitted by the indenture and the Pledge Agreements and any then-existing debt documents evidencing New Senior Secured Debt or junior secured obligations, at the time of such sale or disposition, to the extent of the interest sold or disposed of;

          (5) if such Collateral constitutes all or substantially all of the Collateral, with the consent of at least 66 2/3% in principal amount of the notes (including, without limitation, additional notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes);

          (6) if such Collateral constitutes less than all or substantially all of the Collateral, with the consent of at least a majority in principal amount of the notes (including, without limitation, additional notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes); or

          (7) upon the occurrence of a Reorganization Event.

     Equal and Ratable Lien Sharing by Holders of Notes and Holders of Certain Other Indebtedness

     Notwithstanding (i) anything to the contrary contained in the indenture, Pledge Agreements, notes or any other instrument governing, evidencing or relating to any Indebtedness, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or
(v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors:

          (1) the Liens will rank equally and ratably with all valid, enforceable and perfected Liens, whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under the indenture; and

          (2) all proceeds of the Pledge Agreements shall be allocated and distributed equally and ratably as set forth in the Pledge Agreements.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of the Company, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY SYSTEM; GLOBAL NOTES

     Except as set forth below, the exchange notes will initially be issued in the form of one or more global notes. Each global note will be deposited with DTC or the trustee on behalf of DTC and will be registered in the name of DTC or its nominee. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.

     Unless and until they are exchanged in whole or in part for certificated notes, the global notes may not be transferred except as a whole by DTC or its nominee.

     DTC has advised us as follows:

     - DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

     - DTC holds securities that its direct participants deposit with it. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC's direct participants, all of which are members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is available to others, including both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has S&P's highest rating: AAA. The DTC rules applicable to its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

     - Purchases of the exchange notes under the DTC system must be made by or through direct participants, which will receive a credit for the exchange notes on DTC's records. The ownership interest of each actual purchaser of each exchange note, or the beneficial owner, is, in turn, to be recorded on the direct and indirect participants' record. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the exchange notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in exchange notes except in the event that use of the book-entry system for the exchange notes is discontinued.

     - To facilitate subsequent transfers, all exchange notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of exchange notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the exchange notes; DTC's records reflect only the identity of the direct participants to whose accounts the exchange notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     - Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the exchange notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the exchange notes, such as redemptions, tenders, defaults and proposed amendments to the exchange note documents. For example, beneficial owners of exchange notes may wish to ascertain whether the nominee holding the exchange notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

     - Redemption notices shall be sent to DTC. If less than all of the exchange notes within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

     - Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to exchange notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts exchange notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     - Redemption proceeds, distributions and dividend payments on the exchange notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or the agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of DTC nor its nominee, agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursement of the payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

     - A beneficial owner shall give notice to elect to have its exchange note purchased or tendered, through its participant, to the agent, and shall effect delivery of the exchange note by causing the direct participant to transfer the participant's interest in the exchange note, on DTC's records, to the agent. The requirement for physical delivery of the exchange note in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the exchange note are transferred by direct participants on DTC's records and followed by a book-entry credit of the tendered exchange note to the agent's DTC account.

     - DTC may discontinue providing its services as depositary with respect to the exchange notes at any time by giving reasonable notice to the issuer or the agent. Under such circumstances, in the event that a successor depositary is not selected, exchange note certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, exchange note certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable but we take no responsibility for the accuracy thereof.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A global note is exchangeable for definitive notes in registered certificated form ("certificated notes") if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for such global notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and the Company fails to appoint a successor depositary;

          (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes; or

          (3) there has occurred and is continuing an Event of Default with respect to the notes.

     In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

SAME-DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the notes represented by the global notes (including principal, premium, if any, interest, if any) by wire transfer of immediately available funds to the accounts specified by the global note holder. The Company will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global notes are expected to be eligible to trade in The Portal(SM) Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of beneficial interests in a global note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

REGISTRATION RIGHTS

     The Company and the initial purchasers entered into a registration rights agreement dated as of July 2, 2003. Pursuant to the registration rights agreement, the Company agreed to file with the SEC a registration statement on the appropriate form for the Exchange Offer under the Securities Act with respect to the Exchange Notes. The registration statement of which this prospectus is a part constitutes the registration statement that the Company was required to file pursuant to the registration rights agreement.

     Broker-dealers receiving Exchange Notes in the Exchange Offer have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under the registration rights agreement, the Company must use its commercially reasonable best efforts to keep the Exchange Offer registration statement continuously effective, supplemented and amended to allow such broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer registration statement in
connection with the resale of such Exchange Notes until                2004,
i.e., 180 days following the date
of this prospectus (or such shorter period during which such broker-dealers are required by law to deliver such prospectus).

     If:

          (1) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

          (2) any holder of Transfer Restricted Securities that is a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act notifies the Company within 20 business days following consummation of the Exchange Offer that:

             (a) it is prohibited by law or SEC policy from participating in the
                 Exchange Offer; or

             (b) it may not resell the Exchange Notes acquired by it in the
                 Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer registration statement is not appropriate or available for such resales; or

             (c) it is a broker-dealer and owns notes acquired directly from the
                 Company or an affiliate of the Company,

the Company will file with the SEC a shelf registration statement to cover resales of the notes by the holders of the notes who satisfy certain conditions in connection with the shelf registration statement.

     Holders reselling notes pursuant to the shelf registration statement will be required to deliver certain information to be used in connection with the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify the Company against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement.

     A holder reselling notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such resales. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the Company.

     For purposes of the foregoing, "Transfer Restricted Securities" means each note until:

          (1) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

          (2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer registration statement;

          (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

          (4) the date on which such note is sold pursuant to Rule 144 under the Securities Act or may be sold pursuant to Rule 144(k) under the Securities Act.

     The registration rights agreement provides that:

          (1) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will:

             (a) commence the Exchange Offer; and

             (b) use its commercially reasonable best efforts to issue on or prior to 30 business days, or longer if required by the federal securities laws, after the date on which the Exchange

              Offer registration statement was declared effective by the SEC, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

          (2) if obligated to file the shelf registration statement, the Company will use its commercially reasonable best efforts to file the shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises or, if later, by April 27, 2004 (300 days after July 2, 2003) and to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after the filing deadline.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Assets" means:

          (1) any property or assets, other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days, that are used by or useful to the Company or any of its Restricted Subsidiaries in a Permitted Business; or

          (2) the Capital Stock of an entity that either is already at the time a Restricted Subsidiary or becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Company or another of its Restricted Subsidiaries.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, including by means of a merger, consolidation or similar transaction; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control, Spin-Off or Reorganization Event," and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sales covenant; and

          (2) the issuance of Equity Interests in any Restricted Subsidiary or the sale by the Company or a Restricted Subsidiary of their Equity Interests in any Subsidiary of the Company (other than directors' qualifying shares).

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

     Notwithstanding the preceding, none of the following items will be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

          (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments;"

          (7) any sale of Capital Stock of the Company by a Restricted
              Subsidiary;

          (8) any sale of Capital Stock of NEGT by the Company or any Restricted Subsidiary required by or provided for in a confirmed plan of reorganization in a bankruptcy proceeding of NEGT or otherwise necessary to comply with such a plan or in connection with a court-approved judgment or settlement of litigation related to NEGT's bankruptcy proceeding; provided that the Net Proceeds from any such sale is applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" and

          (9) dispositions in connection with Permitted Liens.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Base Pledge Agreement" means the Utility Stock Base Pledge Agreement, dated as of the Issue Date, among the Company, as pledgor, the trustee and the Collateral Agent, as pledgee for the benefit of the holders of the notes and the holders of any additional Indebtedness that become a party thereto pursuant to the terms thereof, as amended, amended and restated or otherwise modified from time to time.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

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

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $200.0 million;

          (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from S&P or Moody's and in each case maturing within one year after the date of acquisition;

          (6) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition thereof and, at the time of acquisition, having a rating of at least AAA from S&P or at least Aaa from Moody's; and

          (7) money market funds substantially all of whose assets constitute securities of the kinds described in clauses (1) through (6) of this definition or that have a rating of at least AAA from S&P or at least Aaa from Moody's.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

          (5) the first day on which the Company and its Subsidiaries shall cease to be the Beneficial Owner, directly or indirectly, of at least 80% of the common stock or 70% of the Voting Stock of the Utility;

          (6) a Change of Control as defined in the Company's Indenture dated June 25, 2002 governing the Company's 9.50% convertible subordinated notes due 2010, as amended, modified or supplemented from time to time; or

          (7) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving Person constituting a majority of the outstanding shares of such Voting Stock of such surviving Person (immediately after giving effect to such transaction).

     "Collateral" means all of the property from time to time in which Liens are purported to be granted to secure the notes pursuant to the Pledge Agreements.

     "Collateral Agent" shall have the meaning given to it in the Pledge Agreements.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles" but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and any items that represent the reversal of any accrual or reserve, taken in any prior period for anticipated cash expenses, in each case, as determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; provided that, for the avoidance of doubt, the Consolidated Net Income of the Company shall not include any net loss of NEGT;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

          (3) the cumulative effect of a change in accounting principles will be excluded.

     "Consolidated Tangible Assets" means the total consolidated assets, less goodwill and intangibles, of the Company and its Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the Issue Date; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original lender or lenders or another lender or lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control, spin-off or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to compliance by the Company with the Change of Control Offer and Asset Sale Offer provisions of the indenture described above under the caption "--Repurchase at the Option of Holders" and unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

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

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the notes issued in the Exchange Offer pursuant to the indenture.

     "Exchange Offer" has the meaning set forth for such term in the registration rights agreement.

     "Existing Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries (other than any other Permitted Debt) in existence on the Issue Date, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations incurred with respect to Indebtedness; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense actually paid by the Company or a Restricted Subsidiary on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or such Disqualified Stock or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) (i) in the case of dividends that are not deductible for income tax purposes, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, or (ii) one, in the case of dividends that are deductible for income tax purposes, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems any Disqualified Stock or preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurs (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of all or any part of any Indebtedness in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) foreign exchange contracts and currency protection agreements;

          (3) any commodity futures contract, commodity option or other similar agreement or arrangement; and

          (4) other similar agreements or arrangements.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments;

          (3) in respect of banker's acceptances or letters of credit (or reimbursement agreements in respect thereof) or similar instruments;

          (4) representing Capital Lease Obligations;

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

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

          (6) representing the net obligations of such Person under any Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); or

          (7) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any preferred stock;

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Stock or, with respect to any Restricted Subsidiary, preferred stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others to the extent secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business and (y) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of and other Investments in such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Issue Date" means July 2, 2003, the date of the issuance of the original notes.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset.

     "Make-Whole Amount" means, with respect to a note, an amount equal to the greater of (1) 1.0% of the principal amount of the note or (2) the excess, if any, of (a) the present value of (i) all required interest payments due on such note through July 15, 2006 (excluding any portion of such payments of interest accrued as of the redemption date) plus (ii) the redemption price of such note at July 15, 2006 (such redemption price being set forth above under the heading '--Optional Redemption"), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such note. "Treasury Rate" is defined as the yield to maturity (calculated on a semi-annual bond-equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (510), which has become publicly available at least two business days prior to the date of the redemption notice or, if such

Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the notes; provided that if the Make-Whole Average Life of such note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and the Stated Maturity of the notes.

     "Make-Whole Price" means the sum of the outstanding principal amount of the notes to be redeemed plus the Make-Whole Amount of those notes.

     "Material Default" means (i) any Default; provided that with respect to a Default of the type contemplated under clause (4) under the caption "Events of Defaults and Remedies," if the Company has not received a notice of default from the holders within 45 days after it provided notice of such Default to the trustee, then such Default shall no longer be deemed to be a Material Default until such time, if any, as the Company receives a notice of default in respect of such Default or (ii) an Event of Default, unless, in either case, such Default or Event of Default has been cured or waived.

     "NEGT" means National Energy & Gas Transmission, Inc., formerly known as PG&E National Energy Group, Inc, and each of its subsidiaries.

     "Net Cash Proceeds" means the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations to the extent corresponding to the principal, but not interest, component thereof when received in the form of cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placements agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection therewith and net of taxes paid or payable as a result thereof.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends of such specified person, excluding, however:

          (1) any gains and losses, together with any related provision for taxes on such gains and losses, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

          (3) any non-cash impairment loss determined in accordance with GAAP related to the carrying value of goodwill.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, any amounts required to be applied to the repayment of Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

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     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal and premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Permitted Business" means the lines of business conducted by the Company and its Subsidiaries on the date hereof and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Company's chief financial officer and set forth in an officer's certificate delivered to the trustee.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of the Company; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6) any Investments received (a) in satisfaction of judgments or in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or
              (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

          (7) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness permitted under the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (8) Hedging Obligations permitted to be incurred under the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"
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          (9) payroll, travel and similar advances to officers, directors or employees of the Company and any of its Subsidiaries to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (10) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

          (11) Investments in the Utility if the Company reasonably determines that such Investments are required to comply with the conditions set forth by the CPUC in Decision 96-11-017 or Decision 99-04-068 and any decision of the CPUC which imposes a requirement or condition on the Company affecting the Company's relationship with the Utility or are otherwise required by law or any court-approved settlement;

          (12) Investments in the Utility required by or provided for in, or otherwise necessary to satisfy the conditions to effectiveness of, the Utility's Plan of Reorganization;

          (13) Investments in Unrestricted Subsidiaries by the Company or a Restricted Subsidiary pursuant to agreements in effect on the Issue Date, as such agreements may be modified or amended; provided that no such amendment or modification may materially increase the investment obligations of the Company or applicable Restricted Subsidiary thereunder;

          (14) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
               (14) that are at the time outstanding, not to exceed $50.0 million;

          (15) any Investment in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (16) any Investment or payment required by an investment contract, in each case as in effect on the Issue Date, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require the Company or any of its Restricted Subsidiaries to make any additional Investment or payment in connection therewith; and

          (17) any payments to NEGT by the Company or a Restricted Subsidiary required by or provided for in a confirmed plan of reorganization in a bankruptcy proceeding of NEGT or otherwise necessary to comply with such a plan or in connection with a court-approved judgment or settlement related to an NEGT bankruptcy proceeding.

     "Permitted Liens" means:

           (1) Liens on assets (other than assets that constitute Collateral) securing Indebtedness incurred pursuant to clause (1) or (13) of the second paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"

           (2) Liens securing the notes;

           (3) Liens existing on the Issue Date;

           (4) Liens in favor of the Company;

           (5) Liens to secure Indebtedness of any Restricted Subsidiaries; provided that the Indebtedness is permitted by the terms of the indenture to be incurred;

           (6) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or otherwise becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or such Person becoming a

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

           Restricted Subsidiary of the Company and do not extend to any assets other than those of such Person;

           (7) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with such acquisition;

           (8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"

           (9) Liens securing Permitted Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or distributions in respect thereof) that secured or, under the written arrangements under which the original Lien arose, could secure the Indebtedness being refinanced;

          (10) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligation;

          (11) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (12) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (13) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws and other types of social security or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (14) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been therefor;

          (15) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

          (16) easements, rights-of-way, minor survey exceptions, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, which do not materially interfere with the ordinary conduct of its business or the business of its Subsidiaries;

          (17) judgment Liens not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review

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

           of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (18) Liens incurred or deposits made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;

          (19) Liens consisting of any interest or title of a licensor in the property subject to a license;

          (20) Liens arising from sales or other transfers of accounts receivable in the ordinary course of business; and

          (21) any extensions, substitutions, replacements or renewals of the foregoing.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable), the principal component or liquidation preference, as the case may be, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), the principal component or liquidation preference, as the case may be, of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Permitted Refinancing Indebtedness is incurred either by (i) the Company or (ii) by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Pledge Agreements" means, collectively, the Base Pledge Agreement and the Protective Pledge Agreement.

     "Protective Pledge Agreement" means the Utility Stock Protective Pledge Agreement, dated as of the Issue Date, among the Company, as pledgor, the trustee and the Collateral Agent, as pledgee for the benefit of the holders of the notes and the holders of any additional Indebtedness that become a party thereto pursuant to the terms thereof, as amended, amended and restated or otherwise modified from time to time.

     "Reorganization Event" means a merger of the Company into an Affiliate of the Company as a result of which the Collateral is released under the terms of the Pledge Agreements; provided that either (1) the notes are secured on an equal and ratable basis with any senior secured Indebtedness of such Affiliate at any time outstanding or (2) the notes are rated Baa3 or better by Moody's and BBB-- or better by S&P immediately after the consummation of such transaction.

     "Restricted Investment" means an Investment other than a Permitted Investment.

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

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Senior Debt" means

          (1) all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

             (a) any liability for federal, state, local or other taxes owed or owing by the Company;

             (b) any intercompany Indebtedness of the Company or any of its
                 Subsidiaries to the Company or any of its Affiliates;

             (c) any trade payables; or

             (d) any Indebtedness that is incurred in violation of the
                 indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; provided that only the Company and its Restricted Subsidiaries, including without limitation their Investments in Unrestricted Subsidiaries, will be used for purposes of calculations under Rule 1-02(w) of Regulation S-X.

     "Spin-Off" means the distribution of any business or businesses of the Utility to the shareholders of the Company, pursuant to a confirmed plan of reorganization under Chapter 11 of the Bankruptcy Code.

     No business of the Utility was distributed to the shareholders of the Company pursuant to the Utility's plan of reorganization, which became effective on April 12, 2004.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract,

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

          arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
              (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Notwithstanding the foregoing, each of the Utility and NEGT, and each of their respective direct and indirect subsidiaries shall be deemed to be Unrestricted Subsidiaries, unless the Company designates one or more of them as Restricted Subsidiaries in accordance with the terms set forth in the indenture.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officer's certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants-- Restricted Payments." If, at any time, any Unrestricted Subsidiary other than the Utility or NEGT, and each of their respective direct and indirect subsidiaries, would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

     "Utility" means Pacific Gas and Electric Company, a California corporation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness or redemption or similar payment in respect of the Disqualified Stock by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness or principal component or liquidation preference of Disqualified Stock, as the case may be.

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the exchange notes as of the date hereof. Except where noted, it deals only with purchasers that acquired the original notes pursuant to the offering at the initial offering price and who will hold the exchange notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and does not deal with specific situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding notes as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Code, existing and proposed United States Treasury regulations promulgated thereunder, and current administrative rulings and judicial decisions thereon, all of which are subject to change, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below.

     PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

     As used in this prospectus, the term "United States holder" means a beneficial owner of an exchange note that is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation or partnership (or any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States holder. If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a holder of the exchange notes, the United States federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership should consult their own tax advisors as to the particular federal income tax consequences applicable to them.

     A "non-United States holder" is any beneficial holder of an exchange note that is not a United States holder.

EXCHANGE OFFER

     For United States federal income tax purposes, a beneficial owner of an original note will not recognize any taxable gain or loss on the exchange of the original notes for exchange notes under the exchange offer, and a beneficial owner's tax basis and holding period in the exchange notes will be the same as in the original notes.

UNITED STATES HOLDERS

     Stated interest on an exchange note generally will be taxable to a United States holder as ordinary income at the time it accrues or is received in accordance with the United States holder's method of accounting for United States federal income tax purposes.

     Upon the sale, exchange, redemption, retirement or other disposition of an exchange note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (not including amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such United States holder's adjusted tax basis in the exchange note. A United States holder's adjusted tax basis in an exchange note will, in general, be the United States holder's adjusted basis in the original note exchanged for the exchange note, less any principal payments received by such holder. Such gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the exchange note has been held for more than one year. A United States

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holder's holding period for an exchange note will include the holding period of the original note exchanged for the exchange note.

NON-UNITED STATES HOLDERS

     Under present United States federal income tax law, subject to the discussion of backup withholding and information reporting below:

          (a) payments of interest on the exchange notes to any non-United States holder will not be subject to United States federal income, branch profits or withholding tax provided that:

     - the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     - the non-United States holder is not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

     - the non-United States holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership;

     - such interest payments are not effectively connected with a United States trade or business;

     - the non-United States holder is not a foreign tax exempt organization or foreign private foundation for United States federal income tax purposes; and

     - certain certification requirements are met. Such certification will be satisfied if the beneficial owner of the exchange note certifies on IRS Form W-8BEN or a substantially similar substitute form, under penalties of perjury, that it is not a United States person and provides its name and address, and (x) such beneficial owner files such form with the withholding agent or (y) in the case of an exchange note held through a foreign partnership or intermediary, the beneficial owner and the foreign partnership or intermediary satisfy certification requirements of applicable United States Treasury regulations.

          (b) a non-United States holder will not be subject to United States federal income or branch profits tax on gain realized on the sale, exchange, redemption, or retirement or other disposition of an exchange note, unless (i) the gain is effectively connected with a trade or business carried on by such holder within the United States or, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is generally attributable to a United States permanent establishment maintained by the holder, or (ii) the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

     An exchange note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax with respect to a note as a result of such individual's death, provided that (i) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and (ii) the interest accrued on the exchange note was not effectively connected with the conduct of a United States trade or business.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, payments of interest and the proceeds of the sale, exchange, redemption, retirement or other disposition of the exchange notes payable by a United States paying agent or other United States intermediary will be subject to information reporting. In addition, backup withholding will generally apply to these payments if (i) in the case of a United States holder, the holder fails to provide an accurate taxpayer identification number, or fails to certify that such holder is not subject to backup withholding or fails to report all interest and dividends required to be shown on its United States federal income tax returns, or (ii) in the case of a non-United States holder, the holder fails to provide the certification on IRS Form W-8BEN described above or otherwise does not provide evidence of exempt status. Certain United States holders (including, among others, corporations) and non-United States holders that comply with certain certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the holder's United States federal income tax liability provided that the required information is timely furnished to the IRS. Holders of exchange notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes in exchange for original notes that were acquired for its own account as a result of market-making activities or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act. Such broker-dealers must acknowledge in the letter of transmittal that they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. We have agreed that we will allow this prospectus to be used by any broker-dealer in any resale of exchange notes for a period of 180 days from the date the registration statement related to this prospectus is declared
effective. In addition, until           , 2004, all broker-dealers effecting
transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers may sell exchange notes received for their own account under the exchange offer in transactions:

     -  in the over-the-counter market,

     -  in negotiated transactions,

     -  through the writing of options on the exchange notes, or

     -  a combination of such methods of resale.

     The prices at which these sales occur may be:

     -  at market prices prevailing at the time of resale,

     -  at prices related to such prevailing market prices, or

     -  at negotiated prices.

     Broker-dealers may make any such resale directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that receives exchange notes for its own account under the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

     Furthermore, any broker-dealer that acquired any of its original notes directly from us:

     - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988) and Morgan, Stanley & Co. Inc., SEC no-action letter (available June 5, 1991), as interpreted in K-III Communications Corporation, SEC no-action letter (available May 14, 1993), Shearman & Sterling, SEC no-action letter (available July 2, 1993), Brown & Wood, SEC no-action letter (available February 7, 1997) and similar no-action letters; and

     - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

     For a period of 180 days from the date the registration statement related to this prospectus is declared effective, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes (including any broker-dealers) against some liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the exchange notes has been passed on for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements and related consolidated financial statement schedules of PG&E Corporation and subsidiaries and Pacific Gas and Electric Company and subsidiaries as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein (which reports express an unqualified opinion and include explanatory paragraphs relating to (i) PG&E Corporation and the Utility's adoption of new accounting standards in 2003 to account for asset retirement obligations and financial instruments with characteristics of both liabilities and equity, (ii) PG&E Corporation's change in 2003 in the method of reporting hedge transactions,
(iii) PG&E Corporation's adoption of new accounting standards in 2002 relating to accounting for goodwill and intangible assets, impairment of long-lived assets, discontinued operations, gains and losses on debt extinguishment, and certain derivative contracts, (iv) PG&E Corporation's and Pacific Gas and Electric Company's adoption of new accounting standards in 2003 and 2001 related to derivatives and certain interpretations of the Derivatives Implementation Group of the Financial Accounting Standards Board, (v) the revisions of revenues and expenses of discontinued operations for the years ended December 31, 2002 and 2001, and (vi) the ability of PG&E Corporation and Pacific Gas and Electric Company to continue as going concerns), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     This prospectus is part of a registration statement on Form S-4 that we filed with the SEC. This prospectus does not contain all of the information in the registration statement. For further information with respect to us and the exchange notes offered by this prospectus, you should review the registration statement. Statements in this prospectus as to the contents of any contract or other document are not necessarily complete and, where any contract or other document is an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and the Utility each file annual, quarterly and special reports, information statements and other information with the SEC under File No. 001-12609 and File No. 001-2348, respectively. These SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference room at 450 Fifth Street, N.W., Room 1200, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

     We have "incorporated by reference" into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by the information contained in this prospectus (including specifically the consolidated financial statements at and for the years ended December 31, 2001, 2002 and 2003) or any information filed with the SEC. Any information that we subsequently file with the SEC that is incorporated by reference, as described below, will automatically update and supersede any previous information that is part of this prospectus.

     We incorporate by reference the documents listed below and any future filings (other than information furnished, and not filed, pursuant to Items 9 or 12 in any Form 8-K filing) we or the Utility makes with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the completion of the exchange offer:

     - our and the Utility's Annual Report on Form 10-K for the year ended December 31, 2003;

     - our and the Utility's Current Reports on Form 8-K filed on January 22, 2004, February 3, 2004, February 19, 2004, March 2, 2004 (including specifically Exhibit 99.1, which superseded Exhibit 13 to our and the Utility's Annual Report on Form 10-K for the year ended December 31,
        2003), March 10, 2004, March 12, 2004, March 16, 2004, March 18, 2004,
        March 23, 2004, March 26, 2004, March 31, 2004, April 7, 2004, April 12,
        2004, April 12, 2004, April 19, 2004 and April 27, 2004.

     You may request a copy of these filings and copies of the indenture and the other documents which establish the terms of the notes offered hereby at no cost by writing or contacting us at the following address:

                     The Office of the Corporate Secretary
                                PG&E Corporation
                         One Market Street, Spear Tower
                                   Suite 2400
                            San Francisco, CA 94105
                            Telephone: 415-267-7070
                            Facsimile: 415-267-7268

                                   PG&E LOGO

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We are a California corporation. Section 317 of the California Corporations Code provides for indemnification of a corporation's directors and officers under certain circumstances. Our articles of incorporation authorize us to provide indemnification of any person who is or was our director, officer, employee or other agent, or is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation through our bylaws, resolutions of our board of directors, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code. Our articles of incorporation also eliminate the liability of our directors to the fullest extent permissible by California law. Our board of directors has adopted a resolution regarding our policy of indemnification and we maintain insurance which insures our directors and officers against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits*

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.1     Indenture dated as of July 2, 2003 between PG&E Corporation and J. P. Morgan Trust Company, National Association
          (formerly Bank One, N.A.), as Trustee (incorporated by
          reference to PG&E Corporation's Form 8-K filed July 2, 2003
          (File No. 1-12609), Exhibit 4.1).
  4.2     Utility Stock Base Pledge Agreement dated as of July 2, 2003 by and among PG&E Corporation, J. P. Morgan Trust Company,
          National Association (formerly Bank One, N.A.), and Deutsche
          Bank Trust Company Americas (incorporated by reference to
          PG&E Corporation's Form 8-K filed July 2, 2003 (File No.
          1-12609), Exhibit 4.2).
  4.3     Utility Stock Protective Pledge Agreement dated as of July
          2, 2003 by and among PG&E Corporation, J. P. Morgan Trust
          Company, National Association (formerly Bank One, N.A), and
          Deutsche Bank Trust Company Americas (incorporated by
          reference to PG&E Corporation's Form 8-K filed July 2, 2003
          (File No. 1-12609), Exhibit 4.3).
  4.4     Form of 6 7/8% Senior Secured Note due 2008.
  4.5     Registration Rights Agreement dated as of July 2, 2003
          between PG&E Corporation and Lehman Brothers Inc., as
          representative for the initial purchasers of the 6 7/8%
          Senior Secured Notes due 2008.
  5.1     Opinion of Orrick, Herrington & Sutcliffe LLP.
 12.1     Ratio of earnings to fixed charges.
 23.1     Consent of Deloitte & Touche LLP.
 23.2     Consent of Orrick, Herrington & Sutcliffe LLP (included in
          Exhibit 5.1).
 24.1     Resolutions of the Board of Directors of PG&E Corporation
          authorizing the execution of this registration statement.
 24.2     Power of Attorney.
 25.1     Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of J. P. Morgan Trust Company, National Association.
 99.1     Form of Letter of Transmittal.
 99.2     Form of Notice of Guaranteed Delivery.

---------------

* PG&E Corporation agrees to provide a copy of certain instruments with respect to long-term debt not registered under the Securities Act of 1933, as amended (the total amount of which is less than 10% of the total assets of PG&E Corporation and its consolidated subsidiaries), supplementally to the SEC upon request.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on April 27, 2004.

                                          PG&E CORPORATION

                                          By:        ROBERT D. GLYNN, JR.*
                                            ------------------------------------
                                              Robert D. Glynn, Jr.
                                              Chairman, Chief Executive Officer
                                              and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

        ROBERT D. GLYNN, JR.*            Chairman of the Board of Directors,   April 27, 2004
--------------------------------------       Chief Executive Officer and
         Robert D. Glynn, Jr.              President (Principal Executive
                                                      Officer)

           PETER A. DARBEE*                Senior Vice President and Chief     April 27, 2004
--------------------------------------      Financial Officer (Principal
           Peter A. Darbee                       Financial Officer)

        CHRISTOPHER P. JOHNS*                 Senior Vice President and        April 27, 2004
--------------------------------------    Controller (Principal Accounting
         Christopher P. Johns                         Officer)

          DAVID R. ANDREWS*                           Director                 April 27, 2004
--------------------------------------
           David R. Andrews

                                                      Director                 April 27, 2004
--------------------------------------
           Leslie S. Biller

          DAVID A. COULTER*                           Director                 April 27, 2004
--------------------------------------
           David A. Coulter

             C. LEE COX*                              Director                 April 27, 2004
--------------------------------------
              C. Lee Cox

          DAVID M. LAWRENCE*                          Director                 April 27, 2004
--------------------------------------
       David M. Lawrence, M.D.

            MARY S. METZ*                             Director                 April 27, 2004
--------------------------------------
             Mary S. Metz

        BARRY LAWSON WILLIAMS*                        Director                 April 27, 2004
--------------------------------------
        Barry Lawson Williams


 *By:        /s/ GARY P. ENCINAS
        ------------------------------
               Gary P. Encinas
               attorney-in-fact

                                 EXHIBIT INDEX

NUMBER                           DESCRIPTION
------                           -----------
  4.1    Indenture dated as of July 2, 2003 between PG&E Corporation and J. P. Morgan Trust Company, National Association
         (formerly Bank One, N.A.), as Trustee (incorporated by
         reference to PG&E Corporation's Form 8-K filed July 2, 2003
         (File No. 1-12609), Exhibit 4.1).
  4.2    Utility Stock Base Pledge Agreement dated as of July 2, 2003 by and among PG&E Corporation, J. P. Morgan Trust Company,
         National Association (formerly Bank One, N.A.), and Deutsche
         Bank Trust Company Americas (incorporated by reference to
         PG&E Corporation's Form 8-K filed July 2, 2003 (File No.
         1-12609), Exhibit 4.2).
  4.3    Utility Stock Protective Pledge Agreement dated as of July
         2, 2003 by and among PG&E Corporation, J. P. Morgan Trust
         Company, National Association (formerly Bank One, N.A.), and
         Deutsche Bank Trust Company Americas (incorporated by
         reference to PG&E Corporation's Form 8-K filed July 2, 2003
         (File No. 1-12609), Exhibit 4.3).
  4.4    Form of 6 7/8% Senior Secured Note due 2008.
  4.5    Registration Rights Agreement dated as of July 2, 2003
         between PG&E Corporation and Lehman Brothers Inc., as
         representative for the initial purchasers of the 6 7/8%
         Senior Secured Notes due 2008.
  5.1    Opinion of Orrick, Herrington & Sutcliffe LLP.
 12.1    Ratio of earnings to fixed charges.
 23.1    Consent of Deloitte & Touche LLP.
 23.2    Consent of Orrick, Herrington & Sutcliffe LLP (included in
         Exhibit 5.1).
 24.1    Resolutions of the Board of Directors of PG&E Corporation
         authorizing the execution of this registration statement.
 24.2    Power of Attorney.
 25.1    Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of J. P. Morgan Trust Company, National Association.
 99.1    Form of Letter of Transmittal.
 99.2    Form of Notice of Guaranteed Delivery.